Exhibit 4.1

AMENDMENT AND RESTATEMENT AGREEMENT dated as of March 8, 2010, among  LIMITED BRANDS, INC., a Delaware corporation (the “Borrower”), the LENDERS party hereto, and JPMORGAN CHASE BANK, N.A., (a) in its capacity as Administrative Agent (in such capacity, the “Administrative Agent”) under the Amended and Restated Five-Year Revolving Credit Agreement dated as of February 19, 2009 (the “Existing Revolving Credit Agreement”), among the Borrower, the lenders party thereto, and the Administrative Agent and (b) as Collateral Agent under the Loan Documents (in such capacity, the “Collateral Agent”).

WHEREAS the Borrower has requested, and the undersigned Lenders have agreed, upon the terms and subject to the conditions set forth herein, that the Existing Revolving Credit Agreement be amended and restated as provided herein.

NOW, THEREFORE, the Borrower, the undersigned Lenders, the Administrative Agent and the Collateral Agent hereby agree as follows:

SECTION 1. Defined Terms.  (a)  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Restated Revolving Credit Agreement referred to below.

(b) As used in this Agreement, the following terms have the meanings specified below:

“Existing” when used in reference to any defined term for a Person or thing, refers to such Person or thing under the Existing Revolving Credit Agreement (e.g., “Existing” Lender refers to a Lender under, and as defined in, the Existing Credit Agreement).

“New Class A Lender” means any financial institution (a) that is not an Existing Lender but that is to become a Class A Lender on the Restatement Effective Date with the consent of each of the Borrower, the Administrative Agent and the Issuing Banks or (b) any Existing Lender that is to become a Class A Lender on the Restatement Effective Date and whose Class A Commitment is to exceed its Existing Commitment with the consent of such Existing Lender, the Borrower and the Administrative Agent.

“Restatement Effective Date” means the date that the conditions set forth or referred to in Section 6 hereof shall be satisfied or waived.

“Restatement Lenders” means (a) the “Required Lenders” under (and as defined in) the Existing Revolving Credit Agreement and (b) any New Class A Lender.

“Term Loan Credit Agreement” has the meaning set forth in the Existing Credit Agreement.

“Term Loans” has the meaning set forth in the Existing Credit Agreement.

SECTION 2. Restatement Effective Date.  The transactions provided for in Sections 3 and 4 hereof shall be consummated at a closing to be held at the offices of Cravath, Swaine & Moore LLP.

SECTION 3. Amendment and Restatement of the Existing Revolving Credit Agreements; Loans and Letters of Credit.

(a) Effective on the Restatement Effective Date, the Existing Revolving Credit Agreement is hereby amended and restated to read in its entirety as set forth in Exhibit A hereto (the “Restated Revolving Credit Agreement”).  From and after the effectiveness of such amendment and restatement, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof” and words of similar import, as used in the Restated Revolving Credit Agreement, shall, unless the context otherwise requires, refer to such Restated Revolving Credit Agreement.

(b) Subject to Section 4 below, all Existing Letters of Credit and Existing Revolving Loans outstanding under, and Existing Commitments in effect under, the Existing Revolving Credit Agreement on the Restatement Effective Date shall continue to be outstanding and in effect under the Restated Revolving Credit Agreement and, on and after the Restatement Effective Date, the terms of the Restated Revolving Credit Agreement will govern the rights and obligations of the Borrower, the Revolving Lenders, the Issuing Banks, the Collateral Agent and the Administrative Agent with respect thereto.

(c) Effective on the Restatement Effective Date, each Existing Lender and New Class A Lender shall be deemed to be a party to the Restated Revolving Credit Agreement, together with the Borrower, the Administrative Agent, the Collateral Agent and the Issuing Banks, and the Restated Revolving Credit Agreement shall govern the rights and obligations of the parties thereto with respect to the Commitments and the Revolving Credit Exposure; provided that the foregoing shall not be construed to discharge or release the Borrower from any obligations owed to any Existing Lender or Issuing Bank under the Existing Revolving Credit Agreement, which shall remain owing under the Restated Revolving Credit Agreement.

(d) From and after the Restatement Effective Date, all references in the Restated Revolving Credit Agreement to “the date hereof”, “the date of this Agreement” or other words or phrases of similar import shall be deemed references to the date of this Agreement.

SECTION 4. Classification of Commitments and Revolving Credit Exposure; Certain Commitment Reductions; Etc.  (a)  Effective upon the Restatement Effective Date (i) each Existing Lender and New Class A Lender that, on or prior to 12 p.m. (New York City time) on March 3, 2010, has executed and delivered to the Administrative Agent (or its counsel) a counterpart of this Agreement (or evidence

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thereof as contemplated by Section 6(a) below) shall be a Class A Lender under the Restated Revolving Credit Agreement, and, in the case of each such Existing Lender, its Existing Commitment and Existing Revolving Loans shall be a Class A Commitment and Class A Revolving Loans thereunder, respectively, (ii) each other Existing Lender shall be a Class B Lender under the Restated Revolving Credit Agreement, and its Existing Commitment and Existing Revolving Loans shall be a Class B Commitment and Class B Revolving Loans thereunder, respectively, (iii) each New Class A Lender shall be a Class A Lender thereunder with a Class A Commitment not exceeding the amount specified in its commitment advice to the Administrative Agent, (iv) each Class B Lender shall be released from its participations or obligations to acquire participations in all Letters of Credit and (v) each Class A Lender shall have a participation or obligation to acquire a participation in each Letter of Credit equal to its Applicable Class A Percentage thereof.

(b) Immediately after giving effect to the amendment and restatement of the Existing Revolving Credit Agreement on the Restatement Effective Date, if the aggregate amount of Class A Commitments exceeds $800,000,000, then the Class A Commitments shall be reduced by the amount of such excess.  Any such reduction shall be allocated pro rata among the Class A Lenders except as otherwise determined by the Administrative Agent based on indications from Class A Lenders that do not wish to have their Class A Commitments reduced and to give effect to any New Class A Lenders.

(c) The Administrative Agent is hereby authorized to prepare Schedule 2.01 to the Restated Revolving Credit Agreement, reflecting the Class A Commitments and Class B Commitments as of the Restatement Effective Date after giving effect to any reduction of Class A Commitments pursuant to paragraph (b) above.  Promptly after the Restatement Effective Date, the Administrative Agent shall make available to the Borrower and the Lenders copies of Schedule 2.01 thereto so prepared by it, and the amounts reflected therein shall be conclusive absent demonstrable error.

SECTION 5. Representations and Warranties.  The Borrower represents and warrants that:

(a) As of the Restatement Effective Date, the representations and warranties set forth in the Restated Revolving Credit Agreement and the Collateral Agreement are true and correct with the same effect as if made on the Restatement Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties are true and correct as of such earlier date).

(b) As of the Restatement Effective Date, no Default under the Restated Revolving Credit Agreement has occurred and is continuing.

SECTION 6. Conditions.  The consummation of the transactions set forth in Sections 3 and 4 of this Agreement shall be subject to the satisfaction of the following conditions precedent:

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(a) The Administrative Agent (or its counsel) shall have received from each of the Borrower and the Restatement Lenders either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b) The Administrative Agent shall have received a written opinion dated the Restatement Effective Date of Davis Polk & Wardwell LLP, New York counsel for the Borrower, substantially in the form of Exhibit B, and covering such other matters relating to the Borrower and this Amendment as the Administrative Agent shall reasonably request.  The Borrower hereby requests such counsel to deliver such opinion.

(c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization by the Borrower of the transactions contemplated hereby and any other legal matters relating to the Borrower or the transactions contemplated hereby, all in form and substance satisfactory to the Administrative Agent and its counsel.

(d) The Administrative Agent shall have received a certificate, dated the Restatement Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming the representations and warranties set forth in paragraphs (a) and (b) of Section 5 of this Agreement.

(e) The Administrative Agent shall have received (i) all fees and other amounts due and payable on or prior to the Restatement Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower under any Loan Document and (ii) all accrued and unpaid interest, commitment fees and participation fees under the Existing Credit Agreement.

(f) The Administrative Agent shall have received all documentation and other information reasonably requested by it to satisfy the requirements of bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

(g) The Administrative Agent shall be reasonably satisfied that all Term Loans and other amounts accrued and owing under the Term Loan Credit Agreement shall be fully repaid on the Restatement Effective Date.

(h) The Collateral Agent shall have received an agreement, in form and substance reasonably satisfactory to it, executed and delivered by each Loan Party, confirming that the Collateral Agreement remains in full force and effect after giving effect to the transactions contemplated hereby.

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(i) The Borrower shall be satisfied that, after giving effect to the transactions contemplated hereby, the total Class A Commitments shall not be less than $800,000,000; provided that the condition set forth in the paragraph may be waived by the Borrower.

The Administrative Agent shall notify the Borrower and the Lenders of the Restatement Effective Date, and such notice shall be conclusive and binding.  Notwithstanding the foregoing, the consummation of the transactions set forth in Sections 3 and 4 of this Agreement shall not become effective unless each of the foregoing conditions is satisfied (or waived by the Restatement Lenders) at or prior to 3:00 p.m., New York City time, on March 8, 2010 (and, in the event such conditions are not so satisfied or waived, this Agreement shall terminate at such time).

SECTION 7. Borrowing Requests; Prepayments.  (a)  Promptly upon the effectiveness of the amendment and restatement of the Existing Revolving Credit Agreement as provided herein, if there are any outstanding Borrowings, the Borrower shall deliver Borrowing Requests with respect to the outstanding Borrowings under the Restated Revolving Credit Agreement, identifying each such Borrowing as a Class A Borrowing or a Class B Borrowing, as the case may be, and the amount thereof and, in the case of Eurodollar Borrowings, the remaining Interest Periods.  Such Borrowing Requests shall not affect the remaining Interest Period of any Borrowing or change the LIBO Rate of any Borrowing or require any payment under Section 2.15 of the Restated Revolving Credit Agreement, but shall be solely for the purpose of establishing the segregation of outstanding Class A Borrowings and Class B Borrowings.

(b) If, after giving effect to the transactions contemplated hereby on the Restatement Effective Date, the total Class A Revolving Credit Exposures exceed the total Class A Commitments, or any Class A Lender’s Class A Revolving Credit Exposure exceeds its Class A Commitment, then the Borrower shall prepay Class A Revolving Loans, on the Restatement Effective Date, in such amount as shall be necessary to eliminate such excess.  The undersigned Lenders hereby waive any requirement of prior notice of any such prepayment.

(c) If, after giving effect to the transactions contemplated hereby on the Restatement Effective Date, there are Class A Revolving Loans outstanding but such Loans are not held by the Class A Lenders ratably in accordance with their Class A Commitments, then the Borrower shall, on the Restatement Effective Date, prepay all such Class A Revolving Loans (it being understood that such prepayment may be financed by a simultaneous borrowing of Class A Revolving Loans in accordance with the Restated Revolving Credit Agreement).  The undersigned Lenders hereby waive any requirement of prior notice of any such prepayment.

SECTION 8. Class A Fee.  The Borrower agrees to pay to the Administrative Agent, for the account of each Existing Lender or New Class A Lender that becomes a Class A Lender as of the Restatement Effective Date, a fee in an amount equal to 0.625% of its Class A Commitment as of the Restatement Effective Date

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(determined after giving effect to any reduction of the Class A Commitments pursuant to Section 4(b) above). Such fees shall be due and payable on the Restatement Effective Date.

SECTION 9. Expenses.  The Borrower agrees to reimburse each of the Administrative Agent and the Collateral Agent for the out-of-pocket expenses incurred by it in connection with the transactions contemplated hereby, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent and the Collateral Agent.

SECTION 10. Counterparts; Amendments.  This Agreement may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the Borrower, the Administrative Agent, the Collateral Agent and the Restatement Lenders.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 11. Notices.  All notices hereunder shall be given in accordance with the provisions of Section 8.01 of the Restated Revolving Credit Agreement.

SECTION 12. Applicable Law; Waiver of Jury Trial.  (A)  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(B) EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTION 8.10 OF THE RESTATED REVOLVING CREDIT AGREEMENT AS IF SUCH SECTIONS WERE SET FORTH IN FULL HEREIN.

SECTION 13. Term Loan Credit Agreement.  By their execution hereof, the undersigned Lenders that are also parties to the Term Loan Credit Agreement, which Lenders constitute, in the aggregate, “Required Lenders” thereunder, and as defined therein, hereby waive the provisions of the Term Loan Credit Agreement that would otherwise require advance notice for the prepayment of Term Loans thereunder; provided that the foregoing waiver shall apply only to the repayment of all Term Loans outstanding thereunder, in each case on the Restatement Effective Date.

SECTION 14. Headings.  The Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

LIMITED BRANDS, INC.,

by
Name:
Title:

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent and Collateral Agent,

by
Name:
Title:

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT  DATED AS OF MARCH      , 2010, RELATING TO THE AMENDED AND RESTATED FIVE-YEAR REVOLVING CREDIT AGREEMENT REFERRED TO THEREIN AMONG LIMITED BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT

Name of Lender]

by
Name:
Title:

Commitment held by the Lender:

Commitment: $

EXHIBITS

Exhibits

Exhibit A	Amended and Restated Five -Year Revolving Credit Agreement
Exhibit B	Form of Opinion of Davis Polk & Wardwell LLP

EXHIBIT A

AMENDED AND RESTATED
FIVE-YEAR REVOLVING CREDIT AGREEMENT

dated as of

March 8, 2010

Amending and Restating the
Five-Year Revolving Credit Agreement
dated as of October 6, 2004,
Previously Amended and Restated
as of November 5, 2004, March 22, 2006, August 3, 2007 and February 19, 2009

among

LIMITED BRANDS, INC.,

The Lenders Party Hereto

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent and Collateral Agent

______________________________________________

J.P. MORGAN SECURITIES INC., BANC OF AMERICA SECURITIES LLC
and CITIGROUP GLOBAL MARKETS INC.,
as Joint Lead Arrangers and Joint Bookrunners

and

BANK OF AMERICA, N.A. and
CITIBANK, N.A.,
as Co-Syndication Agents

and

HSBC BANK USA, N.A. and
WELLS FARGO BANK, N.A.
as Co-Documentation Agents

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.01. Corporate Existence and Power	47
SECTION 3.02. Corporate and Governmental Authorization; No Contravention	47
SECTION 3.03. Binding Effect	47
SECTION 3.04. Financial Information	47
SECTION 3.05. Litigation and Environmental Matters	48
SECTION 3.06. Subsidiaries	48

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SECTION 3.07. Not an Investment Company	49
SECTION 3.08. ERISA	49
SECTION 3.09. Taxes	49
SECTION 3.10. Disclosure	49

ARTICLE IV

CONDITIONS

SECTION 4.01. Intentionally Omitted.	49
SECTION 4.02. Each Credit Event	50

ARTICLE V

COVENANTS

ARTICLE VI

EVENTS OF DEFAULT AND REMEDIES

SECTION 6.01. Events of Default	59
SECTION 6.02. Remedies	63
SECTION 6.03. Notice of Default	63

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ARTICLE VII

THE AGENTS

ARTICLE VIII

MISCELLANEOUS

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AMENDED AND RESTATED FIVE-YEAR REVOLVING CREDIT AGREEMENT dated as of March 8, 2010, among LIMITED BRANDS, INC., the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

Reference is made to the Amendment and Restatement Agreement dated as of March 8, 2010 (the “Restatement Agreement”), relating to the Amended and Restated Five-Year Revolving Credit Agreement dated as of February 19, 2009 (the “Existing Credit Agreement”), among Limited Brands, Inc., the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.  Pursuant to the Restatement Agreement, the Existing Credit Agreement is being amended and restated in the form hereof.

The parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.  Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” means the Administrative Agent and the Collateral Agent.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the LIBO Rate for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that, for the avoidance of doubt, for purposes of calculating the Alternate Base Rate, the LIBO Rate for any day shall be based on the Reuters BBA Libor Rates page 3750 (or on any successor or substitute page of such page) at approximately 11:00 a.m. London time on such day.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate, respectively.

“Applicable Class A Percentage” means, at any time, with respect to any Class A Lender, the percentage of the total Class A Commitments represented by such Lender’s Class A Commitment at such time.  If the Class A Commitments have terminated or expired, the Applicable Class A Percentages shall be determined based upon the Class A Commitments most recently in effect, giving effect to any assignments.

“Applicable Class B Percentage” means, at any time, with respect to any Class B Lender, the percentage of the total Class B Commitments represented by such Lender’s Class B Commitment at such time.  If the Class B Commitments have terminated or expired, the Applicable Class B Percentages shall be determined based upon the Class B Commitments most recently in effect, giving effect to any assignments.

“Applicable Rate” means (subject to Section 2.19), for any day, (i) with respect to any Eurodollar Revolving Loan or ABR Loan that is a Class A Revolving Loan, or with respect to the participation fees payable hereunder in respect of Letters of Credit and commitment fees payable hereunder in respect of the Class A Commitments, as the case may be, the applicable rate per annum set forth below under the caption  “Eurodollar Spread”, “ABR Spread”, “Participation Fee Rate” or “Commitment Fee Rate”, as the case may be, based upon the Borrower’s Credit Ratings applicable on such date:

Credit Rating:	Eurodollar Spread	ABR Spread	Participation Fee Rate	Commitment Fee Rate
Category 1 ≥ BBB/Baa2	2.00%	1.00%	2.00%	0.50%
Category 2 BBB-/Baa3	2.50%	1.50%	2.50%	0.50%
Category 3 BB+/Ba1	3.00%	2.00%	3.00%	0.50%
Category 4 BB/Ba2	3.50%	2.50%	3.50%	0.75%
Category 5 ≤ BB-/Ba3	4.00%	3.00%	4.00%	0.75%

and (ii) with respect to any Eurodollar Revolving Loan or ABR Loan that is a Class B Revolving Loan, or with respect to the commitment fees payable hereunder in respect of the Class B Commitments, as the case may be, the applicable rate per annum set forth below under the caption “Eurodollar Spread”, “ABR Spread”, or “Commitment Fee Rate”, as the case may be, based upon the Borrower’s Credit Ratings applicable on such date:

Credit Rating:	Eurodollar Spread	ABR Spread	Commitment Fee Rate
Category 1 ≥ BBB/Baa2	2.50%	1.50%	0.50%
Category 2 BBB-/Baa3	3.00%	2.00%	0.50%
Category 3 BB+/Ba1	3.50%	2.50%	0.50%
Category 4 BB/Ba2	4.00%	3.00%	0.75%
Category 5 ≤ BB-/Ba3	4.50%	3.50%	0.75%

For purposes of the foregoing clauses (i) and (ii), (a) if either S&P or Moody’s shall not have in effect a Credit Rating for the Borrower (other than by reason of the circumstances referred to in the last sentence of this definition) the Applicable Rate shall be determined on the basis of the rating agency that does then have a Credit Rating for the Borrower in effect, (b) if the Credit Ratings established by Moody’s and S&P shall fall within different Categories then the Applicable Rate shall be based on the lower of the two Credit Ratings, (c) if neither S&P nor Moody’s has in effect a Credit Rating for the Borrower (other than by reason of the circumstances referred to in the last sentence of this definition) then the Borrower shall be deemed to be rated in Category 5, (d) the Borrower shall be deemed to be rated in Category 5 at any time that an Event of Default has occurred and is continuing and (e) if the Credit Ratings established or deemed to have been established by S&P and Moody’s for the Borrower shall be changed (other than as a result of a change in the rating system of S&P or Moody’s), such change shall be effective as of the date on which it is first announced by the applicable rating agency.  Each change in an Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of  S&P or Moody’s shall change, or if either such rating agency shall cease to be in the business of rating obligors, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system, or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, each Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 8.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means Limited Brands, Inc., a Delaware corporation.

“Borrowing” means (a) Revolving Loans of the same Class and Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect or (b) a Competitive Loan or group of Competitive Loans of the same Type made on the same date and as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) other than the Permitted Holders of shares representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated.

“Change in Law” means (a) the adoption of any law, rule or regulation after  (i) with respect to any Revolving Loan or the Commitments, the date of this Agreement or (ii) with respect to any Competitive Loan, the date of the related Competitive Bid, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after (i) with respect to any Revolving Loan or the Commitments, the date of this Agreement or (ii) with respect to any Competitive Loan, the date of the related Competitive Bid, or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after (i) with respect to any Revolving Loan or the Commitments, the date of this Agreement or (ii) with respect to any Competitive Loan, the date of the related Competitive Bid.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Class A Revolving Loans, Class B Revolving Loans or Competitive Loans, when used in reference to any Commitment, refers to whether such Commitment is a Class A Commitment or a Class B Commitment, and, when used in reference to any Lender, refers to whether such Lender is a Class A Lender or a Class B Lender.

“Class A Availability Period” means the period from and including the Restatement Effective Date to but excluding the earlier of the Class A Maturity Date and the date of termination of the Class A Commitments.

“Class A Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Class A Revolving Loans and to acquire participations in Letters of Credit hereunder,  expressed as an amount representing the maximum aggregate amount of such Lender’s Class A Revolving Credit Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 8.04.  The initial amount of each Class A Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Class A Commitment, as applicable.

“Class A Competitive Loan” means a Competitive Loan that matures after the Class B Maturity Date.

“Class A Lender” means a Lender with a Class A Commitment or Class A Revolving Credit Exposure.

“Class A Maturity Date” means August 1, 2014.

“Class A Revolving Credit Exposure” means, with respect to any Class A Lender at any time, the sum of (a) the outstanding principal amount of such Class A Lender’s Class A Revolving Loans and (b) such Class A Lender’s LC Exposure at such time.

“Class A Revolving Loan” means (a) each Revolving Loan outstanding under (and as defined in) the Existing Credit Agreement  as of the Restatement Effective Date as to which the Lender is a Class A Lender and (b) a Loan made on or after the Restatement Effective Date pursuant to Section 2.01(a).

“Class B Availability Period” means the period from and including the Restatement Effective Date to but excluding the earlier of the Class B Maturity Date and the date of termination of the Class B Commitments.

“Class B Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Class B Revolving Loans hereunder,  expressed as an amount representing the maximum aggregate amount of such Lender’s Class B Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 8.04.  The initial amount of each Class B Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Class B Commitment, as applicable.

“Class B Lender” means a Lender with a Class B Commitment or Class B Revolving Credit Exposure.

“Class B Maturity Date” means August 3, 2012.

“Class B Revolving Credit Exposure” means, with respect to any Class B Lender at any time, the outstanding principal amount of such Class B Lender’s Class B Revolving Loans.

“Class B Revolving Loan” means (a) each Revolving Loan outstanding under (and as defined in) the Existing Credit Agreement  as of the Restatement Effective

Date as to which the Lender is a Class B Lender and (b) a Loan made on or after the Restatement Effective Date pursuant to Section 2.01(b).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all assets, tangible or intangible, on which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

“Collateral Agent” means JPMorgan Chase Bank, N.A., in its capacity as collateral agent under the Collateral Documents.

“Collateral Agreement” means the Guarantee and Collateral Agreement dated as of February 19, 2009, as amended July 10, 2009, among the Borrower, the Subsidiary Loan Parties and the Administrative Agent.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a)  the Collateral Agent shall have received from the Borrower and each Material Subsidiary either (i) a counterpart of the Collateral Agreement duly executed and delivered on behalf of the Borrower or such Material Subsidiary, as applicable, or (ii) in the case of any Person that becomes a Material Subsidiary after February 19, 2009, a supplement to the Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such Material Subsidiary;

(b)  all Uniform Commercial Code financing statements required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to perfect the Liens intended to be created by the Collateral Agreement to the extent required by, and with the priority required by, the Collateral Agreement, shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording; and

(c)  the Borrower and each Material Subsidiary shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Collateral Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.

“Collateral Documents” means, collectively, the Collateral Agreement and each other security agreement or other instrument or document granting a Lien upon the Collateral as security for the Obligations.

“Commitment” means a Class A Commitment or a Class B Commitment.

“Competitive Bid” means an offer by a Lender to make a Competitive Loan in accordance with Section 2.04.

“Competitive Bid Rate” means, with respect to any Competitive Bid, the Margin or the Fixed Rate, as applicable, offered by the Lender making such Competitive Bid.

“Competitive Bid Request” means a request by the Borrower for Competitive Bids in accordance with Section 2.04.

“Competitive Loan” means a Loan made pursuant to Section 2.04.

“Consolidated Debt” means, at any date of determination, the total Indebtedness of the Borrower and the Consolidated Subsidiaries at such date (excluding, whether or not any ETC Entity is a Consolidated Subsidiary, any Non-Recourse ETC Debt) determined on a consolidated basis in accordance with GAAP.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period (adjusted (i) to exclude any non-cash items deducted or included in determining Consolidated Net Income for such period attributable to FAS 133 – Accounting for Derivative Instruments and Hedging Activities, FAS 142 – Goodwill and Other Intangible Assets, or stock options and other equity-linked compensation to officers, directors and employees, and (ii) to deduct cash payments made during such period in respect of Hedging Agreements (or other items subject to FAS 133 – Accounting for Derivative Instruments and Hedging Activities) to the extent not otherwise deducted in determining Consolidated Net Income for such period) plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period and (iv) any extraordinary or nonrecurring charges for such period, and minus (b) without duplication and to the extent included in determining such Consolidated Net Income, any extraordinary or nonrecurring gains for such period, all determined on a consolidated basis in accordance with GAAP; provided that regardless of whether any ETC Entity is a Consolidated Subsidiary, the results of any ETC Entity shall be included in Consolidated EBITDA to the extent (and only to the extent) actually distributed (directly or indirectly) by such ETC Entity to the Borrower or another Consolidated Subsidiary that is not an ETC Entity; provided further, that if on or prior to the applicable date of determination of Consolidated EBITDA, an acquisition or disposition outside of the ordinary course of business has occurred that has the effect of increasing or decreasing Consolidated EBITDA then (without duplication of any other adjustment made in determining Consolidated EBITDA for such period) Consolidated EBITDA shall be determined on a pro forma basis to give effect to such acquisition or disposition as if such acquisition or disposition had occurred immediately prior to the commencement of the period for which Consolidated EBITDA is to be determined.

“Consolidated EBITDAR” means, for any period, Consolidated EBITDA for such period plus, without duplication and to the extent deducted in the determination of such Consolidated EBITDA, consolidated fixed minimum store rental expense for such period, all determined on a consolidated basis in accordance with GAAP; provided that, if on or prior to the applicable date of determination of Consolidated EBITDAR, an acquisition or disposition outside of the ordinary course of business has occurred that has the effect of increasing or decreasing Consolidated EBITDAR, then (without duplication of adjustments made in determining Consolidated EBITDA for such period) Consolidated EBITDAR shall be determined on a pro forma basis to give effect to such acquisition or disposition as if such acquisition or disposition had occurred immediately prior to the commencement of the period for which Consolidated EBITDAR is to be determined.

“Consolidated Fixed Charges” means, for any period, the sum of (a) consolidated interest expense, both expensed and capitalized (including the interest component in respect of Capital Lease Obligations but excluding any interest expense in respect of Indebtedness of any ETC Entity, except to the extent actually paid by the Borrower or a Consolidated Subsidiary other than, if it is a Consolidated Subsidiary, any ETC Entity), of the Borrower and the Consolidated Subsidiaries for such period, plus (b) consolidated fixed minimum store rental expense of the Borrower and the Consolidated Subsidiaries for such period, all determined on a consolidated basis in accordance with GAAP; provided that, if on or prior to the applicable date of determination of Consolidated Fixed Charges, an acquisition or disposition outside of the ordinary course of business has occurred that has the effect of increasing or decreasing Consolidated Fixed Charges, then Consolidated Fixed Charges shall be determined on a pro forma basis to give effect to such acquisition or disposition as if such acquisition or disposition had occurred immediately prior to the commencement of the period for which Consolidated Fixed Charges is to be determined.

“Consolidated Net Income” means, for any period, the net income or loss of the Borrower and the Consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

“Consolidated Subsidiary” means any Subsidiary (other than an Unrestricted Subsidiary), the accounts of which are, or are required to be, consolidated with those of the Borrower in the Borrower’s periodic reports filed under the Securities Exchange Act of 1934.

“Control” means, with respect to a specified Person, the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have correlative meanings.

“Credit Rating” means, in the case of S&P, the “Issuer Credit Rating” assigned by S&P to the Borrower and, in the case of Moody’s, the “Corporate Family Rating” assigned by Moody’s to the Borrower.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender, as determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit within three Business Days of the date required to be funded by it hereunder, (b) notified the Borrower, the Administrative Agent, any Issuing Bank or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, within five Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good-faith dispute, or (e) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has consented to, approved of or acquiesced in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has consented to, approved of or acquiesced in any such proceeding or appointment; provided that (i) if a Lender would be a “Defaulting Lender” solely by reason of events relating to a parent company of such Lender or solely because a Governmental Authority has been appointed as receiver, conservator, trustee or custodian for such Lender, in each case as described in clause (e) above, the Administrative Agent may, in its discretion, determine that such Lender is not a “Defaulting Lender” if and for so long as the Administrative Agent is satisfied that such Lender will continue to perform its funding obligations hereunder and (ii) the Administrative Agent may, by notice to the Borrower and the Lenders, declare that a Defaulting Lender is no longer a “Defaulting Lender” if the Administrative Agent determines, in its discretion, that the circumstances that resulted in such Lender becoming a “Defaulting Lender” no longer apply.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.05.

“Disqualified Equity Interest” means, any Equity Interest in the Borrower that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:

(a) matures or is mandatorily redeemable (other than solely for Equity Interests in the Borrower that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise, prior to the Specified Date;

(b) is convertible or exchangeable at the option of the holder thereof for Indebtedness or Equity Interests (other than solely for Equity Interests in the Borrower that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), prior to the Specified Date; or

(c) is redeemable (other than solely for Equity Interests in the Borrower that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or is required to be repurchased by the Borrower or any of its Affiliates, in whole or in part, at the option of the holder thereof, prior to the Specified Date; provided that this clause (c) shall not apply to any requirement of mandatory redemption or repurchase that is contingent upon an asset disposition or the incurrence of Indebtedness if such mandatory redemption or repurchase can be avoided through repayment or prepayment of Loans or through investments by the Borrower or the Consolidated Subsidiaries in assets to be used in their businesses.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Environmental Laws” means all applicable laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or binding agreements issued, promulgated or entered into by any Governmental Authority, relating to the environment, preservation or reclamation of natural resources or the management, release or threatened release of any Hazardous Material.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Consolidated Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ETC Entity” means (i) Easton Town Center, LLC and (ii) any Person substantially all of the assets of which consist of (x) some or all of the assets held by Easton Town Center, LLC at any time prior to February 19, 2009 or (y) equity interests in or debt of Easton Town Center, LLC or any Person described in subclause (x) or this subclause (y) of this clause (ii).

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to a LIBO Rate.

“Event of Default” has the meaning assigned to such term in Article VI.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise Taxes imposed on (or measured by) its net income  by the United States of America, (b) income, franchise or similar Taxes imposed by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, or which are imposed by reason of any present or former connection between such Lender and the jurisdiction imposing such Taxes, other than solely as a result of this Agreement or any Loan or transaction contemplated hereby, (c) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction described in clause (a) or (b) above and (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18(b)), any withholding Tax that (i) is in effect and would apply to amounts payable to such Foreign Lender under applicable law at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, under applicable law at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to any withholding Tax pursuant to Section 2.16(a), or (ii) is attributable to such Foreign Lender’s failure to comply with Section 2.16(f).

“Existing Credit Agreement” has the meaning set forth in the introductory statement of this Agreement.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

“Fiscal Year” means the fiscal year of the Borrower which shall commence on the Sunday following the Saturday on or nearest (whether following or preceding) January 31 of one calendar year and end on the Saturday on or nearest (whether following or preceding) January 31 of the following calendar year.

“Fixed Rate” means, with respect to any Competitive Loan (other than a Eurodollar Competitive Loan), the fixed rate of interest per annum specified by the Lender making such Competitive Loan in its related Competitive Bid.

“Fixed Rate Loan” means a Competitive Loan bearing interest at a Fixed Rate.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Hazardous Materials”  means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes in each case which are regulated pursuant to any Environmental Law.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Immaterial Subsidiaries” means, at any time, Consolidated Subsidiaries that (a) are Domestic Subsidiaries and (b) at such time, in the aggregate for all such Subsidiaries, (i) directly own less than 10% of the amount of Qualifying U.S. Assets owned directly by all Consolidated Subsidiaries that are Domestic Subsidiaries and (ii) directly own accounts receivable and inventory representing less than 5% of the book value of the accounts receivable and inventory directly owned by all Consolidated Subsidiaries that are Domestic Subsidiaries.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person in respect of the deferred purchase price of property (other than inventory) or services (excluding accruals and trade accounts payable arising in the ordinary course of business), (d) all Indebtedness of others secured by any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (e) all Guarantees by such Person of Indebtedness of others, (f) all Capital Lease Obligations of such Person and (g) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances.

“Indemnified Taxes” means Taxes other than Excluded Taxes and Other Taxes.

“Intercreditor Agreement” means an intercreditor agreement among the Loan Parties, the Collateral Agent and the trustee, agent or other representative for holders of any Indebtedness secured by second-priority Liens contemplated by clause (g) of Section 5.08, which intercreditor agreement shall be consistent with the then existing market practice and reasonably acceptable to the Required Secured Parties (it being understood that (i) any such intercreditor agreement shall be considered approved by a Lender if made available to such Lender by the Administrative Agent (through Intralinks or  similar facility) and such Lender is informed that such intercreditor agreement shall be considered approved by it if there is no objection within three Business Days, and no such objection is made and (ii) such intercreditor agreement shall be deemed accepted if approved or deemed approved by the Required Secured Parties).

“Interest Election Request” means a request by the Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.07.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three-months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three-months’ duration after the first day of such Interest Period and (c) with respect to any Fixed Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Fixed Rate Borrowing with an Interest Period of more than 90-days’ duration (unless otherwise specified in the applicable Competitive Bid Request), each day prior to the last day of such Interest Period that occurs at intervals of 90-days’ duration after the first day of such Interest Period, and any other dates that are specified in the applicable Competitive Bid Request as Interest Payment Dates with respect to such Borrowing.

“Interest Period” means (a) with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on (i) the date that is one or two weeks thereafter or (ii) the numerically corresponding day in the calendar month that is one, two, three or six months thereafter or, if available from all participating Lenders, nine or 12 months thereafter, in each case as the Borrower may elect and (b) with respect to any Fixed Rate Borrowing, the period (which shall not be less than seven days or more than 180 days) commencing on the date of such Borrowing and ending on the date specified in the applicable Competitive Bid Request; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a

Eurodollar Borrowing with an Interest Period of an integral number of months only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period pertaining to a Eurodollar Borrowing with an Interest Period of an integral number of months that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (iii) any Interest Period with respect to a Class B Revolving Borrowing, that would otherwise end after the Class B Maturity Date will end on the Class B Maturity Date and (iv) any Interest Period with respect to a Class A Revolving Borrowing or a Competitive Loan that would otherwise end after the Class A Maturity Date will end on the Class A Maturity Date.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Issuing Bank” means, as applicable, (a) JPMorgan Chase Bank, N.A., in its capacity as an issuer of Letters of Credit hereunder, (b) Citibank, N.A., in its capacity as an issuer of Letters of Credit hereunder, (c)  any other Class A Lender or Affiliate of a Class A Lender designated by the Borrower (with such Class A Lender’s consent) as an Issuing Bank in a written notice to the Administrative Agent and (d) their respective successors in such capacity as provided in Section 2.05(i).  Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“LC Disbursement” means a payment made by any Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount (or outstanding amount, in the case of a banker’s acceptance) of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time.  The LC Exposure of any Class A Lender at any time shall be its Applicable Class A Percentage of the total LC Exposure at such time, subject to adjustment pursuant to any LC Exposure Reallocation.  An LC Exposure Reallocation permitted hereunder shall be effective upon election by the Borrower as provided in Section 2.19, and shall be rescinded with respect to any Defaulting Lender at the time it ceases to be a Defaulting Lender or at the time its Commitment is assigned pursuant Section 2.18(b) or terminated pursuant to Section 2.18(c).

“LC Exposure Reallocation” means an adjustment to the LC Exposure of each non-Defaulting Class A Lender, to take account of a Class A Lender or Class A Lenders being or becoming a Defaulting Lender, that increases the LC Exposure of each Class A Lender that is not a Defaulting Lender to equal its Applicable Class A Percentage (determined as though the Commitment of each Defaulting Lender were reduced to zero) of the total LC Exposure, in order to support its ratable share of the LC Exposure of the relevant Defaulting Lender or Defaulting Lenders.  In the event of an LC Exposure Reallocation (a) the LC Exposure of the relevant Defaulting Lender shall not be decreased, but (b) the LC Exposure of each Class A Lender that is not a Defaulting Lender shall be increased as provided above, and such Class A Lender’s increased LC Exposure shall apply for all purposes of this Agreement, including for purposes of determining its Class A Revolving Credit Exposure and participation fees payable with respect to its LC Exposure.  Notwithstanding any other provision of this Agreement, an LC Exposure Reallocation shall not be permitted if, after giving effect thereto, the Class A Revolving Credit Exposure of any Class A Lender shall exceed its Class A Commitment.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto (i) pursuant to an accession agreement as contemplated in Section 2.08(d) or (ii) pursuant to an Assignment and Assumption as contemplated in Section 8.04(b), other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement and shall include, if applicable, any bankers’ acceptance resulting from any such letter of credit, so long as such banker’s acceptance matures within the period provided for in Section 2.05(c)(ii).

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Reuters BBA Libor Rates page 3750 (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period.  In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset.

“Loan Documents” means this Agreement, the Collateral Documents and the Restatement Agreement.

“Loan Parties” means the Borrower and the Subsidiary Loan Parties.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Margin” means, with respect to any Competitive Loan bearing interest at a rate based on a LIBO Rate, the marginal rate of interest, if any, to be added to or subtracted from a LIBO Rate to determine the rate of interest applicable to such Loan, as specified by the Lender making such Loan in its related Competitive Bid.

“Material Adverse Effect” means a material adverse effect on (a) the business, financial position or results of operations of the Borrower and the Consolidated Subsidiaries, taken as a whole, (b) the ability of the Borrower to perform any of its obligations under this Agreement or (c) the rights of or benefits available to the Lenders under this Agreement or, except during a Release Period, the Collateral Agreement.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Consolidated Subsidiaries in an aggregate principal amount exceeding $100,000,000.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Consolidated Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Consolidated Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

“Material Subsidiary” means any Consolidated Subsidiary that is a Domestic Subsidiary and is not an Immaterial Subsidiary.

“Minority Interest Disposition” means a sale, transfer or other disposition by the Borrower or any of the Subsidiaries (including the issuer thereof) of up to 20% of the Equity Interests in any Subsidiary of the Borrower.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Non-Recourse ETC Debt” means any Indebtedness of any ETC Entity, except to the extent such Indebtedness is Guaranteed by, or otherwise recourse to, the Borrower or any other Subsidiary that is not an ETC Entity.

“Obligations” has the meaning set forth in the Collateral Agreement.

“Other Taxes” means any and all present or future recording, stamp, documentary, excise, property or similar taxes, charges or levies imposed by the United States of America or any political subdivision thereof arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Encumbrances” means:

(a) Liens imposed by law for taxes that are not yet due;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s , landlord’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (j) of Section 6.01;

(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

(g) Liens in favor of sellers of goods arising under Article 2 of the New York Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses; and

(h) Liens securing obligations in respect of trade letters of credit; provided that such Liens do not extend to any property other than the goods financed or paid for with such letters of credit, documents of title in respect thereof and proceeds thereof;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Holders” means Leslie H. Wexner, all descendants of any of his grandparents, any spouse or former spouse of any of the foregoing, any descendant of any such spouse or former spouse, the estate of any of the foregoing, any trust for the benefit, in whole or in part, of one or more of the foregoing and any corporation, limited liability company, partnership or other entity Controlled by one or more of the foregoing.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan”  means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A., as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Prior Credit Agreement” means the Amended and Restated Five-Year Revolving Credit Agreement dated as of August 3, 2007, among the Borrower, the lenders party thereto and the Administrative Agent (before giving effect to the amendment and restatement thereof on the Prior Restatement Effective Date).

“Prior Restatement Effective Date” means the “Restatement Effective Date” as defined in the Existing Credit Agreement.

“Qualifying U.S. Assets” means any and all assets directly owned by the Consolidated Subsidiaries that are Domestic Subsidiaries, other than (a) real property, including improvements thereto and fixtures, (b) aircraft and (c) investments in the Borrower or any of its Subsidiaries.  The amount or value of any Qualifying U.S. Assets at any time shall be the book value thereof at such time determined in accordance with GAAP.

“Register” has the meaning set forth in Section 8.04.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release Period” means a period (a) commencing upon the release and termination of the Guarantees of the Subsidiary Loan Parties and the security interests in the Collateral pursuant to Section 7.13(b) of the Collateral Agreement and (b) ending when the Borrower is required to satisfy the Collateral and Guarantee Requirement as provided in Section 5.16(b).

“Required Lenders” means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time; provided that, for purposes of declaring the Loans to be due and payable pursuant to Article VI, and for all purposes after the Loans become due and payable pursuant to Article VI or the Commitments expire or terminate, the outstanding Competitive Loans of the Lenders shall be included in their respective Revolving Credit Exposures in determining the Required Lenders.

“Required Secured Parties” has the meaning set forth in the Collateral Agreement.

“Restatement Agreement” has the meaning set forth in the introductory statement of this Agreement.

“Restatement Effective Date” has the meaning set forth in the Restatement Agreement.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Consolidated Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Borrower or any Consolidated Subsidiary; provided that a dividend, distribution or payment payable solely in Equity Interests (other than Disqualified Equity Interests) in the Borrower or applicable Consolidated Subsidiary shall not constitute a Restricted Payment.

“Revolving Credit Exposure” means Class A Revolving Credit Exposure and Class B Revolving Credit Exposure.

“Revolving Loan” means a Class A Revolving Loan or Class B Revolving Loan.

“S&P” means Standard & Poor’s Ratings Services.

“Secured Parties” has the meaning set forth in the Collateral Agreement.

“Specified Date” means the date that is 180 days after the Class A Maturity Date.

“Statutory Reserve Percentage” means for any day the percentage (expressed as a decimal) that is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a member bank of the Federal Reserve System for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board).  Such reserve percentage shall include those imposed pursuant to such Regulation D.  The Statutory Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Borrower.

“Subsidiary Loan Party” means, at any time, any Material Subsidiary that is a party to the Collateral Agreement and has satisfied the Collateral and Guarantee Requirement at such time.  A Consolidated Subsidiary that has satisfied the Collateral and Guarantee Requirement shall cease to be a Subsidiary Loan Party at such time as its Guarantee of the Obligations, and the security interests in its assets securing the Obligations, in each case under the Collateral Agreement, are released, subject to reinstatement as a Subsidiary Loan Party if and when it subsequently satisfies the Collateral and Guarantee Requirement.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Test Date” means the date of any Borrowing hereunder (other than a Borrowing made hereunder solely for the purpose of paying maturing commercial paper of the Borrower) or the date of any issuance, amendment, renewal or extension of any Letter of Credit; provided that any such date shall not be a “Test Date” if, on such date, (a) if both rating agencies shall have a Credit Rating then in effect, the Credit Ratings are BBB and Baa2 or better or (b) if only one rating agency shall have a Credit Rating then in effect, the Credit Rating from such rating agency is BBB or Baa2 or better.

“Transactions” means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the LIBO Rate, the Alternate Base Rate or a Fixed Rate.

“Unfunded Liabilities” means, with respect to any Plan at any time, the amount (if any) by which (a) the present value of all benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only (i) to the extent that such excess represents a potential liability of the Borrower or any ERISA Affiliate to the PBGC or any other Person under Title IV of ERISA or (ii) with respect to a Plan which is a Multiemployer Plan as described in Section 4001(a)(3) of ERISA, to the extent of the Unfunded Liabilities of such Plan allocable to the Borrower or any ERISA Affiliate under Section 4212 of ERISA.

“Unrestricted Basket Conditions” means, in respect of any Investment or Restricted Payment to be made in reliance on such conditions, the following conditions:  (a) at the time of and after giving effect to such Investment or Restricted Payment, no Default shall have occurred and be continuing; (b) the ratio of (i) Consolidated Debt at the time of, and after giving effect to, such Investment or Restricted Payment (and any related incurrence of Indebtedness) to (ii) Consolidated EBITDA for the most recent period of four consecutive fiscal quarters for which financial statements are available and have been delivered pursuant to Section 5.01, is less than 3.00 to 1.00 and (c) if such Investment or Restricted Payment exceeds $50,000,000, the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer to the effect that the conditions specified in clauses (a) and (b) above are satisfied and setting forth in reasonable detail the calculations required to establish satisfaction of the condition set forth in clause (b) above.

“Unrestricted Subsidiary” means any Subsidiary designated as an Unrestricted Subsidiary in a written notice sent at any time after the date of this Agreement by the Borrower to the Administrative Agent which is engaged (a) primarily in the business of making or discounting loans, making advances, extending credit or providing financial accommodation to, or purchasing the obligations of, others; (b) primarily in the business of insuring property against loss and subject to regulation as an insurance company by any Governmental Authority; (c) exclusively in the business of owning or leasing, and operating, aircraft and/or trucks; (d) primarily in the ownership, management, leasing or operation of real estate, other than parcels of real estate with respect to which 51% or more of the rentable space is used by the Borrower or a Consolidated Subsidiary in the normal course of business; or (e) primarily as a carrier transporting goods in both intrastate and interstate commerce; provided that (i) the Borrower may by notice to the Administrative Agent change the designation of any Subsidiary described in subparagraphs (a) through (e) above, but may do so only once during the term of this Agreement, (ii) the designation of a Subsidiary as an Unrestricted Subsidiary more than 30 days after the creation or acquisition of such Subsidiary where such Subsidiary was not specifically so designated within such 30 days shall be deemed to be the only permitted change in designation and (iii) immediately after the Borrower designates any Subsidiary whether now owned or hereafter acquired or created as an Unrestricted Subsidiary or changes the designation of a Subsidiary from an Unrestricted Subsidiary to a Consolidated Subsidiary, the Borrower and all Consolidated Subsidiaries would be in compliance with all of the provisions of this Agreement.

“Value” means, when used in Section 6.01(e) with respect to investments in and advances to a Consolidated Subsidiary, the book value thereof immediately before the relevant event or events referred to in Section 6.01(e) occurred with respect to such Consolidated Subsidiary.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02.  Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Class A Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Class A Revolving Loan”).  Borrowings also may be classified and referred to by Class (e.g., a “Class A Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Class A Revolving Borrowing”).

SECTION 1.03.  Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04.  Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until  such notice shall have been withdrawn or such provision  amended in accordance herewith.

ARTICLE II

The Credits

SECTION 2.01.  Commitments.  i)  Subject to the terms and conditions set forth herein, each Class A Lender agrees to make Class A Revolving Loans to the Borrower from time to time during the Class A Availability Period in an aggregate principal amount that (after giving effect to the making of such Class A Revolving Loans and any other Loans being made or Letters of Credit being issued on the same date and any concurrent repayment of Loans and reimbursement of LC Disbursements) will not result in (i) such Class A Lender’s Class A Revolving Credit Exposure exceeding such Class A Lender’s Class A Commitment, (ii) the sum of the total Class A Revolving Credit Exposures plus the aggregate principal amount of outstanding Class A Competitive Loans exceeding the total Class A Commitments or (iii) the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans exceeding the total Commitments.

(b) Subject to the terms and conditions set forth herein, each Class B Lender agrees to make Class B Revolving Loans to the Borrower from time to time during the Class B Availability Period in an aggregate principal amount that (after giving effect to the making of such Class B Revolving Loans and any other Loans being made or Letters of Credit being issued on the same date and any concurrent repayment of Loans) will not result in (i) such Class B Lender’s Class B Revolving Credit Exposure exceeding such Class B Lender’s Class B Commitment or (ii) the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans exceeding the total Commitments.

(c) Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may separately borrow, prepay and reborrow Revolving Loans under either Class.

SECTION 2.02.  Loans and Borrowings.  b)  Each Revolving Loan of either Class shall be made as part of a Borrowing consisting of Revolving Loans of such

Class made by the Lenders of such Class ratably in accordance with their respective Commitments of such Class.  Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.04.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments and Competitive Bids of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.13, (i) each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith, and (ii) each Competitive Borrowing shall be comprised entirely of Eurodollar Loans or Fixed Rate Loans as the Borrower may request in accordance herewith.  Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $20,000,000.  At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $20,000,000; provided that an ABR Revolving Borrowing of any Class may be in an aggregate amount that is equal to the entire unused balance of the total Commitments of such Class or in an aggregate amount that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) or to provide cash collateral as contemplated by Section 2.19.  Each Competitive Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $20,000,000.  Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 12 Class A Eurodollar Revolving Borrowings or more than a total of 6 Class B Eurodollar Revolving Borrowings outstanding.

SECTION 2.03.  Requests for Revolving Borrowings.   To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing and (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing.  Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower.  Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount (expressed in dollars) and Class (either Class A or Class B) of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Class of any Revolving Borrowing is specified, then the requested Revolving Borrowing shall be a Class A Revolving Borrowing.  If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing.  If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.  Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04.  Competitive Bid Procedure.  i)  Subject to the terms and conditions set forth herein, from time to time during the Class A Availability Period the Borrower may request Competitive Bids and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans; provided that after giving effect to the borrowing of such Competitive Loans and any other Loans being made or Letters of Credit being issued on the same date and any concurrent repayment of Loans and reimbursement of LC Disbursements (i) the sum of the total Class A Revolving Credit Exposures plus the aggregate principal amount of outstanding Class A Competitive Loans shall not exceed the total Class A Revolving Commitments and (ii) the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans at any time shall not exceed the total Commitments.  To request Competitive Bids, the Borrower shall notify the Administrative Agent of such request by telephone, (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, four Business Days before the date of the proposed Borrowing and (b) in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that the Borrower may submit up to (but not more than) five Competitive Bid Requests on the same day, but a Competitive Bid Request shall not be made within three Business Days after the date of any previous Competitive Bid Request, unless any and all such previous Competitive Bid Requests shall have been withdrawn or all Competitive Bids received in response thereto rejected.  Each such telephonic Competitive Bid Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Competitive Bid Request in a form approved by the Administrative Agent and signed by the Borrower.  Each such telephonic and written Competitive Bid Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be a Eurodollar Borrowing or a Fixed Rate Borrowing;

(iv) the Interest Period to be applicable to such Borrowing, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Administrative Agent shall notify the Lenders of the details thereof by telecopy, inviting the Lenders to submit Competitive Bids; provided that only Class A Lenders will be invited to submit Competitive Bids in respect of a Class A Competitive Loan.

(b) Each Lender (other than a Class B Lender, in the case of a Competitive Bid Request for Class A Competitive Loans) may (but shall not have any obligation to) make one or more Competitive Bids to the Borrower in response to a Competitive Bid Request.  Each Competitive Bid by a Lender must be in a form approved by the Administrative Agent and must be received by the Administrative Agent by telecopy, (x) in the case of a Eurodollar Competitive Borrowing, not later than 9:30 a.m., New York City time, three Business Days before the proposed date of such Competitive Borrowing and (y) in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the proposed date of such Competitive Borrowing.  Competitive Bids that do not conform substantially to the form approved by the Administrative Agent may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Lender as promptly as practicable.  Each Competitive Bid shall specify (i) the principal amount (which shall be a minimum of $5,000,000 and an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the Borrower) of the Competitive Loan or Loans that the Lender is willing to make, (ii) the Competitive Bid Rate or Rates at which the Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and (iii) the Interest Period applicable to each such Loan and the last day thereof.

(c) The Administrative Agent shall promptly notify the Borrower by telecopy of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid.

(d) Subject only to the provisions of this paragraph, the Borrower may accept or reject any Competitive Bid.  The Borrower shall notify the Administrative Agent by telephone, confirmed by telecopy in a form approved by the Administrative Agent, whether and to what extent it has decided to accept or reject each Competitive Bid, (x) in the case of a Eurodollar Competitive Borrowing, not later than 10:30 a.m., New York City time, three Business Days before the date of the proposed Competitive Borrowing and (y) in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., New

York City time, on the proposed date of the Competitive Borrowing; provided that (i) the failure of the Borrower to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) the Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if the Borrower rejects a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the aggregate amount of the requested Competitive Borrowing specified in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause (iii) above, the Borrower may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid, and (v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; provided further that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner determined by the Borrower.  A notice given by the Borrower pursuant to this paragraph shall be irrevocable.

(e) The Administrative Agent shall promptly notify each bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

(f) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the Borrower at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) of this Section.

SECTION 2.05.  Letters of Credit.  (a) General.  Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Class A Availability Period.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.  The parties hereto acknowledge and agree that (i) Letters of Credit may be issued to support obligations of Subsidiaries of the Borrower as well as the Borrower, (ii) Letters of Credit issued to support obligations of a Subsidiary may state that they are issued for such Subsidiary’s account and (iii) regardless of any such statement in any Letter of Credit, the Borrower is the “account party” in respect of all Letters of Credit and will be responsible for reimbursement of LC Disbursements as provided herein.

Notwithstanding anything to the contrary contained in this Agreement, it is understood and agreed that, except as separately agreed between such Issuing Bank and the Borrower, no Issuing Bank shall have an obligation hereunder to issue any Letter of Credit.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the relevant Issuing Bank) to the relevant Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.  If requested by the relevant Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit.  A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $500,000,000, (ii) the sum of the total Class A Revolving Credit Exposures plus the aggregate principal amount of outstanding Class A Competitive Loans shall not exceed the total Class A Commitments, (iii) the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans shall not exceed the total Commitments and (iv) no Class A Lender’s Class A Revolving Credit Exposure shall exceed its Class A Commitment.

(c) Expiration Date.  Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension); provided that a Letter of Credit may be subject to customary “evergreen” provisions pursuant to which the expiration date thereof shall be automatically extended for a period of up to one year (subject to clause (ii) of this sentence) unless notice to the contrary shall have been given by any Issuing Bank in respect thereof by a specified date, and (ii) the date that is five Business Days prior to the Class A Maturity Date.

(d) Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the relevant Issuing Bank or the Class A Lenders, such Issuing Bank hereby grants to each Class A Lender, and each Class A Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Class A Lender’s Applicable Class A Percentage of the aggregate amount available to be drawn under such Letter of Credit, subject to any LC Exposure Reallocation.  In consideration and in furtherance of the foregoing, each Class A Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Class A Lender’s Applicable Class A Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason, subject to any LC Exposure Reallocation.  Each Class A Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Class A Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement.  If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the next Business Day after the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Borrowing in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing.  If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Class A Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Class A Lender’s Applicable Class A Percentage thereof (subject to any LC Exposure Reallocation).  Promptly following receipt of such notice, each Class A Lender shall pay to the Administrative Agent its Applicable Class A Percentage (subject to any LC Exposure Reallocation) of the payment then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Class A Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Class A Lenders), and the Administrative Agent shall promptly pay such Issuing Bank the amounts so received by it from the Class A Lenders.  Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to such Issuing Bank or, to the extent that Class A Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Class A Lenders and such Issuing Bank as their interests may appear.  Any payment made by a Class A Lender pursuant to this paragraph to reimburse such Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f) Obligations Absolute.  The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or any other term or provision in this Agreement, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder.  Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof or such Issuing Bank’s failure to make an LC Disbursement under a Letter of Credit upon presentation to it of documents strictly complying with such Letter of Credit.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of any Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, such Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures.  Any Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  Such Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Class A Lenders with respect to any such LC Disbursement.

(h) Interim Interest.  If any Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the later of (i) the date when such LC Disbursement is made and (ii) the date upon which the Borrower receives notice of such LC Disbursement pursuant to paragraph (g) above (such later date, the “Interest Commencement Date”), the unpaid amount thereof shall bear interest, for each day from and including the Interest Commencement Date to but excluding the date that reimbursement of such LC Distribution is due pursuant to paragraph (e) of this Section at the rate provided in Section 2.12(a) with respect to ABR Class A Revolving Loans and, if not so reimbursed on the date due pursuant to such paragraph (e), then from and including such date so due to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate provided in Section 2.12(d) with respect to ABR Class A Revolving Loans.  Interest accrued pursuant to this paragraph shall be for the account of such Issuing Bank, except that interest accrued on and after the date of payment by any Class A Lender pursuant to paragraph (e) of this Section, to reimburse such Issuing Bank shall be for the account of such Class A Lender to the extent of such payment.

(i) Replacement of an Issuing Bank.  Any Issuing Bank may be replaced at any time by written agreement among the Borrower and the successor Issuing Bank.  The Borrower shall notify the Administrative Agent, the replaced Issuing Bank and the Class A Lenders of any such replacement of any Issuing Bank.  At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees payable by the Borrower that have accrued for the account of any replaced Issuing Bank pursuant to Section 2.11(b).  From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require.  After the replacement of any Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization.  If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans have been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (e) of Section 6.01.  The Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.19(a).  Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement.  The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall (i) in the case of cash collateral deposited pursuant to the first sentence of this Section 2.05(j), accumulate in such account and (ii) in the case of cash collateral deposited pursuant to Section 2.19(a), be remitted to the Borrower promptly by the Administrative Agent unless an Event of Default has occurred and is continuing.  Cash collateral deposited pursuant to the first sentence of this Section 2.05(j) (and interest and profits in respect thereof accumulated in such account pursuant to clause (i) of the preceding sentence) shall be applied by the Administrative Agent to reimburse any Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Class A Lenders with LC Exposure representing greater than 50% of the total LC Exposure and, in the case of cash collateral required by Section 2.19(a), the consent of the Issuing Banks with outstanding Letters of Credit), be applied to satisfy other obligations of the Borrower under this Agreement.  Cash collateral deposited pursuant to Section 2.19(a) in respect of any Defaulting Lender shall be applied by the Administrative Agent to such Defaulting Lender’s Applicable Class A Percentage of any LC Disbursements for which it has not been reimbursed.  If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default or pursuant to Section 2.19(a), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived or such amount is no longer required in order to comply with Section 2.19(a) (and no Event of Default has occurred and is continuing), as applicable.

SECTION 2.06.  Funding of Borrowings.  (a)  Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders.  The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request or Competitive Bid Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the

Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the greater of the interest rate applicable to the Loans of the other Lenders included in the applicable Borrowing and a rate determined by the Administrative Agent to equal its cost of funds for funding such amount.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.07.  Interest Elections.  (a)  Each Revolving Borrowing initially shall be of the Class and Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request.  Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section.  The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.  This Section shall not apply to Competitive Borrowings, which may not be converted or continued.  Notwithstanding any other provision of this Section, the Borrower shall not be permitted to change the Class of any Borrowing.

(b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) if the resulting Borrowing is to be a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each participating Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.

SECTION 2.08.  Termination, Reduction and Increase of Commitments.  (a) Unless previously terminated, (i) the Class A Commitments shall terminate on the Class A Maturity Date and (ii) the Class B Commitments shall terminate on the Class B Maturity Date.

(b) The Borrower may at any time terminate, or from time to time reduce, the Commitments of either Class; provided that (i) each reduction of the Commitments of a Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $25,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments of a Class if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10 and, if applicable, reimbursement of LC Disbursements in accordance with Section 2.05(c), (A) the sum of the Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans would exceed the total Commitments or (B) the sum of the Revolving Credit Exposures of such Class (plus, in the case of any determination relating to the Class A Commitments, the aggregate principal amount of outstanding Class A Competitive Loans) would exceed the total Commitments of such Class.

(c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments of either Class under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof.  Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments of either Class delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Any termination or reduction of the Commitments of either Class shall be permanent.  Each reduction of the Commitments of either Class (other than a termination of the Commitment of a Defaulting Lender of either Class pursuant to Section 2.18(c)) shall be made ratably among the Lenders of such Class in accordance with their respective Commitments of such Class.

(d) At any time during a Release Period, the Borrower may, by written notice to the Administrative Agent, executed by the Borrower and one or more financial institutions (any such financial institution referred to in this Section being called an “Increasing Lender”), which may include any Lender, cause Class A Commitments of the Increasing Lenders to become effective (or, in the case of an Increasing Lender that is an existing Class A Lender, cause its Class A Commitment to be increased, as the case may be) in an amount for each Increasing Lender set forth in such notice; provided that (i) the aggregate amount of all Commitments hereunder, after giving effect to new Class A Commitments and increases in existing Class A Commitments pursuant to this paragraph, shall not exceed $1,250,000,000, (ii) each Increasing Lender, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and (iii) each Increasing Lender, if not already a Lender hereunder, shall become a party to this Agreement by completing and delivering to the Administrative Agent a duly executed accession agreement in a form satisfactory to the Administrative Agent and the Borrower.  New Class A Commitments and increases in Class A Commitments pursuant to this Section shall become effective on the date specified in the applicable notices delivered pursuant to this Section.  Following any extension of a new Class A Commitment or increase of a Class A Lender’s Class A Commitment pursuant to this paragraph, any Class A Revolving Loans outstanding prior to the effectiveness of such increase or extension shall continue outstanding until the ends of the respective Interest Periods applicable thereto, and shall then be repaid or refinanced with new Class A Revolving Loans made pursuant to Section 2.01.  Following any increase in the Class A Commitments pursuant to this paragraph, the Borrower will use its reasonable best efforts to ensure that, to the extent there are outstanding Class A Revolving Loans, each Class A Lender’s outstanding Class A Revolving Loans will be in accordance with such Class A Lender’s pro rata portion of the Class A Commitments.

SECTION 2.09.  Repayment of Loans; Evidence of Indebtedness.  (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender of the applicable Class the then unpaid principal amount of each Class A Revolving Loan on the Class A Maturity Date and each Class B Revolving Loan on the Class B Maturity Date and (ii) to the Administrative Agent for the account of each Lender that shall have made any Competitive Loan the then unpaid principal amount of each Competitive Loan of such Lender on the last day of the Interest Period applicable to such Loan.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans made by it be evidenced by a promissory note.  In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 8.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.10.  Prepayment of Loans.  (a)  The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section; provided that the Borrower shall not have the right to prepay any Competitive Loan without the prior consent of the Lender thereof.

(b) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment and (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., New York City time, on the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments of either Class as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08.  Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the participating Lenders of the contents thereof.   Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02.  Each prepayment of a Revolving Borrowing (other than a prepayment of the Loans of a Defaulting Lender pursuant to Section 2.18(c)) shall be applied ratably to the Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

SECTION 2.11.  Fees.  (a)  The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the daily unused amount of the Commitment of such Lender during the period from and including the Restatement Effective Date to but excluding the date on which such Commitment terminates.  Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the Class A Maturity Date or Class B Maturity Date (as applicable), commencing on the first such date to occur after the date hereof.  All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  For purposes of computing commitment fees, the Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (and the outstanding Competitive Loans of such Lender shall be disregarded for such purpose).

(b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Class A Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate on the daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Restatement Effective Date to but excluding the later of the date on which such Class A Lender’s Class A Commitment terminates and the date on which such Class A Lender ceases to have any LC Exposure, and (ii) to the relevant Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Borrower and such Issuing Bank on the daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Restatement Effective Date to but excluding the later of the date of termination of the Class A Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Restatement Effective Date; provided that all such fees shall be payable on the date on which the Class A Commitments terminate and any such fees accruing after the date on which the Class A Commitments terminate shall be payable on demand.  Any other fees payable by the Borrower to any Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand.  All participation and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  In addition to the fees referred to above, each Issuing Bank (i) may collect customary drawing fees from beneficiaries of Letters of Credit issued by it and (ii) may require that Letters of Credit issued by it contain customary provisions for such drawing fees.

(c) The Borrower agrees to pay to the Administrative Agent, for its own account and for the account of the initial Lenders, fees in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(d) All fees payable by the Borrower hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the relevant Issuing Bank, in the case of fees payable by the Borrower to it) for distribution to the parties entitled thereto. Fees paid by the Borrower shall not be refundable under any circumstances.

SECTION 2.12. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)	The Loans comprising each Eurodollar Borrowing shall bear interest
(i) in the case of a Eurodollar Revolving Loan, at the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate, or (ii) in the case of a Eurodollar Competitive Loan, at the LIBO Rate for the Interest Period in effect for such Borrowing plus (or minus, as applicable) the Margin applicable to such Loan.

(c)	Each Fixed Rate Loan shall bear interest at the Fixed Rate applicable to such Loan.

(d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans of the Class as to which such overdue amount relates or the Class of Lender to which such overdue amount is owing (or, if such overdue amount is not related to a particular Class or Lender, the rate applicable to ABR Class A Revolving Loans) as provided in paragraph (a) of this Section.

(e) (i) For so long as any Lender maintains reserves against “Eurocurrency liabilities” (or any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Revolving Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents), and as a result the cost to such Lender (or its lending office for Eurodollar Revolving Loans) of making or maintaining its Eurodollar Revolving Loans is increased, then such Lender may require the Borrower to pay, contemporaneously with each payment of interest on any Eurodollar Revolving Loan of such Lender, additional interest on such Eurodollar Revolving Loan for the Interest Period of such Eurodollar Revolving Loan at a rate per annum up to but not exceeding the excess of (A)(x) the applicable LIBO Rate divided by (y) one minus the Statutory Reserve Percentage over (B) the rate specified in the preceding clause (x).

(ii) Any Lender wishing to require payment of additional interest (x) shall so notify the Borrower and the Administrative Agent, in which case such additional interest on the Eurodollar Revolving Loans of such Lender shall be payable to such Lender at the place indicated in such notice with respect to each Interest Period commencing at least three Business Days after the giving of such notice and (y) shall furnish to the Borrower at least five Business Days prior to each date on which interest is payable on the Eurodollar Revolving Loans an officer’s certificate setting forth the amount to which such Lender is then entitled under this Section (which shall be consistent with such Lender’s good-faith estimate of the level at which the related reserves are maintained by it). Each such certificate shall be accompanied by such information as the Borrower may reasonably request as to the computation set forth therein.

(f) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans of either Class, upon termination of the Commitments of such Class; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Class A Availability Period or Class B Availability Period, as applicable), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(g) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.13. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing of either Class:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period; or

(b) the Administrative Agent is advised by Lenders holding a majority of the Commitments of the applicable Class (or, in the case of a Eurodollar Competitive Loan, the Lender that is required to make such Loan) that the LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such

Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders of the applicable Class by telephone or telecopy as promptly as practicable thereafter, but not later than 10:00 a.m. (New York City time) on the first day of such Interest Period, and, until the Administrative Agent notifies the Borrower and the Lenders of the applicable Class that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing of such Class shall be ineffective, (ii) if any Borrowing Request requests a Eurodollar Revolving Borrowing of such Class, then, unless the Borrower notifies the Administrative Agent by 12:00 noon (New York City time) on the date of such Borrowing that it elects not to borrow on such date, such Borrowing shall be made as an ABR Borrowing of such Class and (iii) any request by the Borrower for a Eurodollar Competitive Borrowing shall be ineffective; provided that if the circumstances giving rise to such notice do not affect all the Lenders of such Class, then requests by the Borrower for Eurodollar Competitive Borrowings may be made to Lenders of such Class that are not affected thereby.

SECTION 2.14.  Increased Costs.  (a)  If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Statutory Reserve Percentage) or any Issuing Bank; or

(ii) impose on any Lender or any Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein (other than an imposition or change in Taxes, Other Taxes or Excluded Taxes, or any Change in Law relating to capital requirements or the rate of return on capital, with respect to which Section 2.16 and paragraph (b) of this Section, respectively, shall apply);

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining, or reduce the amount receivable by any Lender with respect to, any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit, then the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender or any Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such

Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 15 days after receipt thereof.

(d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e) Notwithstanding the foregoing provisions of this Section, a Lender shall not be entitled to compensation pursuant to this Section in respect of any Competitive Loan if the Change in Law that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive Bid pursuant to which such Loan was made.

SECTION 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan or Fixed Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Revolving Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(b) and is revoked in accordance therewith), (d) the failure to borrow any Competitive Loan after accepting the Competitive Bid to make such Loan, or (e) the assignment of any Eurodollar Loan or Fixed Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event which, in the reasonable judgment of such Lender, such Lender (or an existing or prospective participant in a related Loan) incurred, including any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 15 days after receipt thereof.

SECTION 2.16. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) The Borrower shall indemnify the Administrative Agent, each Lender and any Issuing Bank, within 15 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, that the Borrower shall not be obligated to make payment to such Lender or Administrative Agent for penalties, interest or expenses attributable to the gross negligence or willful misconduct of such Lender or Administrative Agent. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

(d) Each Lender shall severally indemnify the Administrative Agent, within 10 days after written demand therefor, for the full amount of any Excluded Taxes attributable to such Lender that are paid or payable by the Administrative Agent in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Excluded Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth and explaining in reasonable detail the amount of such payment or liability delivered to a Lender by the Administrative Agent shall be conclusive absent manifest error.

(e) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) Any Foreign Lender that is entitled to an exemption from or reduction of withholding Tax under the law of the United States of America, or any treaty to which the United States of America is a party, with respect to payments under this Agreement or any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), on or prior to the date of this Agreement (or, in the case of any Lender that becomes a party to this Agreement pursuant to an Assignment and Assumption, on or prior to the effective date of such Assignment and Assumption), either (a) two properly executed originals of Form W-8ECI or Form W-8BEN (or any successor forms) prescribed by the Internal Revenue Service or other documents satisfactory to the Borrower and the Administrative Agent, as the case may be, certifying (i) that all payments to be made to such Foreign Lender under the Loan Documents are exempt from United States withholding Taxes because such payments are effectively connected with the conduct by such Lender of a trade or business within the United States and are included in such Lender’s gross income or (ii) that all payments to be made to such Foreign Lender under the Loan Documents are completely exempt from Taxes or are subject to such Taxes at a reduced rate by an applicable Tax treaty, or (b)(i) a certificate executed by such Lender certifying that such Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code and that such Lender qualifies for the portfolio interest exemption under Section 881(c) of the Code, and (ii) two properly executed originals of Internal Revenue Service Form W-8BEN (or any successor form), in each case, certifying such Lender’s entitlement to an exemption from United States withholding Tax with respect to payments of interest to be made hereunder or under this Agreement or any other Loan Document. In the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, the Internal Revenue Service Form W-8BEN shall (i) with respect to payments of interest under the Loan Documents, establish an exemption from U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (ii) with respect to any other applicable payments under the Loan Documents, establish an exemption from U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty. Each Lender that is not a Foreign Lender shall deliver to the Borrower (with a copy to the Administrative Agent) two properly executed originals of Internal Revenue Service Form W-9 (or any successor form). Each Lender agrees (but only to the extent it is legally entitled to do so) to provide the Borrower (with a copy to the Administrative Agent) with new forms prescribed by the Internal Revenue Service upon the expiration or obsolescence of any previously delivered form, after the occurrence of any event requiring a change in the most recent forms delivered by it to the Borrower and the Administrative Agent, or at any other time reasonably requested by Borrower.

(g) If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set- offs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) on the date when due, in immediately available funds, without set-off or counterclaim, and the Borrower agrees to instruct its bank which will be transmitting such funds with respect to such payments not later than 10:00 A.M. (New York City time) on the date when due. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to an Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 8.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due from the Borrower hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of such interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or such Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(d) or (e), 2.06(b) or 2.17(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.18. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.14, or additional interest under Section 2.12(e) or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14, 2.12(e) or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If any Lender requests compensation under Section 2.14, or additional interest under Section 2.12(e), or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 8.04), all its interests, rights and obligations under this Agreement (other than any outstanding Competitive Loans held by it) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Class A Commitment is being assigned, the Issuing Banks), which consents shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (other than Competitive Loans) and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts, in each case payable to it by the Borrower hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14, additional interest under Section 2.12(e) or payments required to be made pursuant to Section 2.16, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

(c) If any Lender becomes a Defaulting Lender, then, and at any time thereafter while such Lender continues to be a Defaulting Lender, the Borrower may, in its sole discretion, terminate the Commitment of such Lender and prepay all Loans of such Lender then outstanding, together with interest thereon to the date of such prepayment; provided that such termination and prepayment shall be permitted only if, after giving effect thereto (including, in the case of a Defaulting Lender that is a Class A Lender, the adjustment of Class A Revolving Credit Exposures of the Class A Lenders to give effect to the allocation of LC Exposure in accordance with the Applicable Class A Percentages of the Class A Lenders after giving effect thereto), no Lender’s Revolving Credit Exposure shall exceed its Commitment.

(d) In connection with any proposed amendment, modification or waiver of or with respect to any provision of this Agreement (a “Proposed Change”) requiring the consent of all Lenders, if the consent of the Required Lenders to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this Section 2.18(c) being referred to as a “Non-Consenting Lender”), then the Borrower may, at its sole expense and effort, upon notice to each Non-Consenting Lender and the Administrative Agent, require each Non-Consenting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 8.04) all its interests, rights and obligations under this Agreement (other than any outstanding Competitive Loans held by it) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, (ii) such Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans (other than Competitive Loans), accrued interest thereon, accrued fees and all other amounts, in each case payable to it by the Borrower hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) the Borrower shall not be permitted to require any Non-Consenting Lender to make any such assignment unless all Non-Consenting Lenders are required to make such assignments and, as a result thereof, the Proposed Change will become effective.

SECTION 2.19. Defaulting Lenders. Notwithstanding any other provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) if any LC Exposure exists at the time a Class A Lender is a Defaulting Lender the Borrower shall within three Business Days following notice by the Administrative Agent either (i) cash collateralize such Defaulting Lender’s LC Exposure in accordance with the procedures set forth in Section 2.05(j) for so long as such Defaulting Lender’s LC Exposure is outstanding, (ii) elect, by notice to the Administrative Agent, an LC Exposure Reallocation with respect to such Defaulting Lender’s LC Exposure or (iii) comply with a combination of clauses (i) and (ii) above with respect to such Defaulting Lender’s LC Exposure;

(b) no Issuing Bank shall be required to issue, amend or increase any Letter of Credit at any time when a Class A Lender is a Defaulting Lender unless the Borrower provides cash collateral or elects an LC Exposure Reallocation (or a combination thereof) in accordance with clause (a) above in respect of such Defaulting Lender’s LC Exposure in respect thereof;

(c) in the case of a Class B Lender that is a Defaulting Lender, the Applicable Rate in respect of commitment fees payable to such Defaulting Lender shall be reduced to the rates that applied to facility fees under the Prior Credit Agreement immediately prior to the Prior Restatement Effective Date; and

(d) in the case of a Class A Lender that is a Defaulting Lender, no commitment fees or participation fees shall accrue for the account of or be payable to such Defaulting Lender.

It is understood that, if the Class A Commitment of a Defaulting Lender is assigned pursuant to Section 2.18(b) or terminated pursuant to Section 2.18(c), the provisions of this Section 2.19 shall cease to apply in respect of such Defaulting Lender and its Class A Commitment.

ARTICLE III

Representations and Warranties

The Borrower represents and warrants to the Lenders that:

SECTION 3.01. Corporate Existence and Power. Each Loan Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all corporate or other organizational power and authority required to carry on its business as now conducted.

SECTION 3.02. Corporate and Governmental Authorization; No Contravention. The Transactions to be entered into by each Loan Party are within such Loan Party’s corporate or other organizational power, have been duly authorized by all necessary corporate or other organizational action, require no action by or in respect of, or filing with, any governmental body, agency or official (other than the filing of reports with the Securities and Exchange Commission and filings necessary to satisfy the Collateral and Guarantee Requirement) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation, bylaws or other organizational documents of such Loan Party or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Loan Party.

SECTION 3.03. Binding Effect. This Agreement has been duly executed and delivered by the Borrower and constitutes, and the Collateral Agreement (at such times as the Collateral and Guarantee Requirement is required to be satisfied) has been duly executed and delivered by the Borrower and each Material Subsidiary and constitutes, a valid and binding obligation of the Borrower (and such Material Subsidiary, if applicable), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally, concepts of reasonableness and general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.04. Financial Information. (a) The consolidated balance sheet of the Borrower and the Subsidiaries and the related consolidated statements of income, shareholders’ equity and cash flows as of and for (i) Fiscal Year 2008, reported on by Ernst & Young LLP and set forth in the Borrower’s Annual Report on Form 10-K for Fiscal Year 2008, a copy of which has been delivered to each of the Lenders, and (ii) each of the first, second and third fiscal quarters of Fiscal Year 2009, certified by a

Financial Officer, in each case fairly present, in conformity with GAAP (except, in the case of the financial statements referred to in clause (ii) above, for normal year-end adjustments and the absence of footnotes), the consolidated financial position of the Borrower and the Subsidiaries as of such date and their consolidated results of operations and cash flows for such Fiscal Year or portion of such Fiscal Year, as applicable.

(b) From January 31, 2009 to the date hereof or any Test Date, there has been no material adverse change in the business, financial position or results of operations of the Borrower and the Consolidated Subsidiaries, considered as a whole.

SECTION 3.05. Litigation and Environmental Matters. (a) There is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any Consolidated Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is, in the good faith judgment of the Borrower (which shall be conclusive), a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and the Consolidated Subsidiaries considered as a whole, or which in any manner draws into question the validity or enforceability of this Agreement.

(b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, are not reasonably expected in the good faith judgment of the Borrower (which shall be conclusive) to materially adversely affect the business, financial position or results of operations of the Borrower and the Consolidated Subsidiaries considered as a whole, neither the Borrower nor any of the Consolidated Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

(c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate in the good faith judgment of the Borrower (which shall be conclusive), has resulted in a material adverse effect on the business, financial position or results of operations of the Borrower and the Consolidated Subsidiaries considered as a whole.

SECTION 3.06. Subsidiaries. (a) Each of the Consolidated Subsidiaries is a corporation duly incorporated, validly existing and, to the extent applicable, in good standing under the laws of its jurisdiction of incorporation, and has all corporate power and authority required to carry on its business as now conducted except to the extent that the failure of any such Consolidated Subsidiary to be so incorporated, existing or in good standing or to have such power and authority is not reasonably expected by the Borrower to have a material adverse effect on the business, financial position or results of operations of the Borrower and the Consolidated Subsidiaries considered as a whole.

(b) Schedule 3.06 hereto completely and accurately sets forth the names and jurisdictions of organization of each Consolidated Subsidiary that is a Domestic Subsidiary as of the Restatement Effective Date, indicating for each such Subsidiary whether it is a Material Subsidiary as of the Restatement Effective Date.

SECTION 3.07. Not an Investment Company. Neither the Borrower nor any Subsidiary Loan Party is required to register as an “investment company” under (and within the meaning of) the Investment Company Act of 1940, as amended.

SECTION 3.08. ERISA. The Borrower and its ERISA Affiliates (a) have fulfilled their material obligations under the minimum funding standards of ERISA and the Code with respect to each Plan, (b) are in compliance in all material respects with the presently applicable provisions of ERISA and the Code and (c) have not incurred any liability in excess of $100,000,000 to the PBGC or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA; provided, that this sentence shall not apply to (i) any ERISA Affiliate as described in Section 414(m) of the Code (other than the Borrower or a Subsidiary) or any Plan maintained by such an ERISA Affiliate or (ii) any Multiemployer Plan. The Borrower and its Subsidiaries have made all material payments to Multiemployer Plans which they have been required to make under the related collective bargaining agreement or applicable law.

SECTION 3.09. Taxes. The Borrower and its Subsidiaries have filed all United States federal income tax returns and all other material tax returns which, in the opinion of the Borrower, are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary, except for assessments which are being contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

SECTION 3.10. Disclosure. The financial statements delivered pursuant to Section 5.01(a)(i) and (ii), the registration statements delivered pursuant to Section 5.01(a)(vi) (in each case in the form in which such registration statements were declared effective, as amended by any post-effective amendments thereto) and the reports on Forms 10-K, 10-Q and 8-K delivered pursuant to Section 5.01(a)(vi), do not, taken as a whole and in each case as of the date thereof, contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

ARTICLE IV

Conditions

SECTION 4.01.  Intentionally Omitted.

SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of any Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a) The representations and warranties of the Borrower set forth in this Agreement shall be true and correct, and at such times as the Collateral and Guarantee Requirement is required to be satisfied, the representations and warranties of the Loan Parties as set forth in the Collateral Agreement shall be true and correct in all material respects, in each case on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (except to the extent that any such representation or warranty expressly relates to a specified date or dates, in which case such representation or warranty shall be true and correct as of such specified date or dates).

(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE V

Covenants

The Borrower agrees that, so long as any Lender has any Commitment hereunder or any amount payable hereunder remains unpaid:

SECTION 5.01. Information. (a) The Borrower will deliver to the Administrative Agent and each of the Lenders:

(i) as soon as available and in any event within 90 days after the end of each Fiscal Year, the Annual Report of the Borrower on Form 10-K for such Fiscal Year, containing financial statements reported on in a manner acceptable to the Securities and Exchange Commission by Ernst & Young LLP or other independent public accountants of nationally recognized standing selected by the Borrower (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit);

(ii) as soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year, a copy of the Borrower’s report on Form 10-Q for such quarter with the financial statements therein contained to be certified (subject to normal year end adjustments) as to fairness of presentation, generally accepted accounting principles (except footnotes) and consistency, by a Financial Officer;

(iii) simultaneously with the delivery of each set of financial statements referred to in clauses (i) and (ii) above, a certificate of a Financial Officer (1) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.06 and 5.07 on the date of such financial statements, (2) stating whether, to the best knowledge of such Financial Officer, any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto, (3) except during a Release Period, stating that there are no Material Subsidiaries that have not satisfied the Collateral and Guarantee Requirement and (4) unless (x) if both rating agencies shall have a Credit Rating then in effect, the Credit Ratings are BBB+ and Baa1 or better or (y) if only one rating agency shall have a Credit Rating then in effect, the Credit Rating from such rating agency is BBB+ or Baa1 or better, stating the aggregate amount of Investments and Restricted Payments made in reliance on clause (g) of Section 5.17 and clause (d) of Section 5.18 during the preceding fiscal quarter and confirming that the Unrestricted Basket Conditions were satisfied with respect to each such Investment or Restricted Payment;

(iv) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements (insofar as such pertains to accounting matters);

(v) promptly upon the mailing thereof to the stockholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

(vi) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the Securities and Exchange Commission;

(vii) within four Business Days of any executive officer of the Borrower or any Financial Officer obtaining knowledge of any condition or event recognized by such officer to be a Default, a certificate of a Financial Officer setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

(viii) if and when any executive officer of the Borrower or any Financial Officer obtains knowledge that any ERISA Affiliate (1) has given or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC,

(2) has received notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice or (3) has received notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;

(ix) from time to time such additional information regarding the financial position or business of the Borrower and Subsidiaries as the Administrative Agent, at the request of any Lender, may reasonably request; and

(x) except during a Release Period, as soon as available and in any event within 30 days after the end of each Fiscal Year, a financial forecast for the Borrower and the Consolidated Subsidiaries for the subsequent Fiscal Year, including a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and each fiscal quarter thereof and consolidated statements of income and cash flows of the Borrower and its Consolidated Subsidiaries for such fiscal year and each fiscal quarter thereof.

(b)  Certificates delivered pursuant to this Section shall be signed manually or shall be copies of a manually signed certificate.

(c) The Borrower may provide for electronic delivery of the financial statements, certificates, reports and registration statements described in clauses (i), (ii), (iii), (iv), (v) and (vi) of paragraph (a) of this Section by posting such financial statements, certificates, reports and registration statements on Intralinks or any similar service approved by the Administrative Agent, or delivering such financial statements, certificates, reports and registration statements to the Administrative Agent for posting on Intralinks (or any such similar service).

SECTION 5.02. Maintenance of Properties. The Borrower will, and will cause each Consolidated Subsidiary to, maintain and keep in good condition, repair and working order all properties used or useful in the conduct of its business and supply such properties with all necessary equipment and make all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section shall prevent the Borrower or any Consolidated Subsidiary from discontinuing the operation and maintenance of any of such properties if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of the business of the Borrower or such Consolidated Subsidiary, as the case may be, and not disadvantageous in any material respect to the Lenders.

SECTION 5.03. Maintenance of Insurance. The Borrower will, and will cause each Consolidated Subsidiary to, insure and keep insured, with reputable insurance companies, so much of its properties and such of its liabilities for bodily injury or property damage, to such an extent and against such risks (including fire), as companies engaged in similar businesses customarily insure properties and liabilities of a similar character; or, in lieu thereof, the Borrower will maintain, or cause each Consolidated

Subsidiary to maintain, a system or systems of self-insurance which will be in accord with the customary practices of companies engaged in similar businesses in maintaining such systems.

SECTION 5.04. Preservation of Corporate Existence. Except pursuant to a transaction not prohibited by Section 5.12, each Loan Party shall preserve and maintain its corporate existence, rights, franchises and privileges in any State of the United States which it shall select as its jurisdiction of incorporation or organization, and qualify and remain qualified as a foreign corporation or foreign organization in each jurisdiction in which such qualification is necessary, except such jurisdictions, if any, where the failure to preserve and maintain its corporate or other organizational existence, rights, franchises and privileges, or qualify or remain qualified will not have a material adverse effect on the business or property of such Loan Party.

SECTION 5.05. Inspection of Property, Books and Records. The Borrower will, and will cause each Consolidated Subsidiary to, make and keep books, records and accounts in which transactions are recorded as necessary to (a) permit preparation of the Borrower’s consolidated financial statements in accordance with generally accepted accounting principles and (b) otherwise comply with the requirements of Section 13(b)(2) of the Securities Exchange Act of 1934 as in effect from time to time. At any reasonable time during normal business hours and from time to time, the Borrower will permit the Administrative Agent or any of the Lenders or any agents or representatives thereof at their expense (to the extent not in violation of applicable law) to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any Consolidated Subsidiaries and to discuss the affairs, finances and accounts of the Borrower and any Consolidated Subsidiaries with any of their respective officers or directors. Any information obtained pursuant to this Section or Section 5.01(a) shall be subject to Section 8.12.

SECTION 5.06. Fixed Charge Coverage Ratio. The Borrower will not permit the ratio of Consolidated EBITDAR to Consolidated Fixed Charges for any period of four consecutive fiscal quarters to be less than (a) 1.60 to 1.00 for all such periods ending prior to the fiscal quarter ending on or about January 31, 2011 and (b) 1.75 to 1.00 for all such periods ending on or about January 31, 2011, or thereafter.

SECTION 5.07. Debt to Consolidated EBITDA. The Borrower will not permit the ratio of Consolidated Debt as of any date to Consolidated EBITDA for the period of four consecutive fiscal quarters ended on such date (or, if such date is not the last day of a fiscal quarter of the Borrower, then for the period of four consecutive fiscal quarters of the Borrower most recently ended prior to such date) to exceed the ratio set forth below with respect to the period during which such date is included:

Period beginning on and including the last	Maximum Leverage Ratio
day of each fiscal quarter ending on or
about the date set forth below and ending
on and excluding the last day of the next

fiscal quarter

January 31, 2009, April 30, 2009, July 31,	5.00 to 1.00
2009, October 31, 2009, January 31, 2010,
April 30, 2010, July 31, 2010 and October
31, 2010

January 31, 2011, April 30, 2011, July 31,	4.50 to 1.00
2011 and October 31, 2011

January 31, 2012 and thereafter	4.00 to 1.00

SECTION 5.08. Limitations on Liens. The Borrower will not, and will not permit any Consolidated Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a)  Permitted Encumbrances;

(b) any Lien on any property or asset of the Borrower or any Consolidated Subsidiary existing on November 5, 2004 and set forth in Schedule 5.08; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Consolidated Subsidiary and (ii) such Lien shall secure only those obligations which it secures on November 5, 2004 and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Consolidated Subsidiary or existing on any property or asset of any Person that becomes a Consolidated Subsidiary after November 5, 2004 prior to the time such Person becomes a Consolidated Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Consolidated Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Consolidated Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Consolidated Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(d) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Consolidated Subsidiary; provided that (i) with respect to a Consolidated Subsidiary, such security interests secure Indebtedness permitted by Section 5.10, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement (or are incurred to extend, renew or replace security interests and Indebtedness previously incurred in compliance with this clause), (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Borrower or any Consolidated Subsidiary;

(e) other Liens, securing obligations in an aggregate principal amount not exceeding $400,000,000; provided that (i) at no time shall more than $50,000,000 of such obligations be secured by Liens on inventory and (ii) at no time shall more than $5,000,000 of such obligations be secured by Liens on any property or assets constituting Collateral or any intellectual property owned by a Loan Party that is usable primarily, or for use primarily, outside the United States;

(f)  Liens granted on the Collateral pursuant to the Collateral Documents; and

(g) second-priority Liens on the Collateral securing Indebtedness for borrowed money in an aggregate principal amount not exceeding $750,000,000; provided that (i) the Indebtedness secured by such second-priority Liens (A) shall not mature on or prior to the Specified Date, (B) shall not require any scheduled repayment of principal on or prior to the Specified Date, (C) shall not have terms more restrictive, taken as a whole, than those set forth in this Agreement and (D) shall be subject only to mandatory prepayments, if any, that can be avoided through repayment or prepayment of Loans or through investments by the Borrower or the Consolidated Subsidiaries in assets to be used in their businesses and (ii) such second-priority Liens and the Indebtedness secured thereby shall be subject to an Intercreditor Agreement; provided, further that such second-priority Liens shall not be permitted during a Release Period.

SECTION 5.09. Compliance with Laws. The Borrower will, and will cause each Consolidated Subsidiary to, comply in all material respects with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities (including ERISA and the rules and regulations thereunder), except to the extent that (a) the necessity of compliance therewith is contested in good faith by appropriate proceedings or (b) the failure to so comply would not result in any material adverse effect on the business, financial condition or results of operations of the Borrower and Consolidated Subsidiaries taken as a whole.

SECTION 5.10. Limitations on Subsidiary Indebtedness. The Borrower will not permit any Consolidated Subsidiary (other than any Subsidiary Loan Party) to create, incur, assume or suffer to exist any Indebtedness except:

(a) Indebtedness of any Consolidated Subsidiary which is, or the direct or indirect parent of which is, acquired by the Borrower or any other Consolidated Subsidiary after March 22, 2006, which Indebtedness is in existence at the time such Consolidated Subsidiary (or parent) is so acquired; provided that such

Indebtedness was not created at the request or with the consent of the Borrower or any Subsidiary, and such Indebtedness may not be extended other than pursuant to the terms thereof as in existence at the time such Consolidated Subsidiary (or parent) was acquired;

(b) other Indebtedness in an aggregate principal amount for all Consolidated Subsidiaries (excluding any Non-Recourse ETC Debt) not exceeding $225,000,000; and

(c) Indebtedness of any Consolidated Subsidiary to the Borrower or any other Consolidated Subsidiary to the extent not prohibited by Section 5.17.

SECTION 5.11. Transactions with Affiliates. The Borrower will not, and will not permit any of its Consolidated Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) at prices and on terms and conditions not less favorable to the Borrower or such Consolidated Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) any transaction determined by a majority of the disinterested directors of the Borrower’s board of directors to be fair to the Borrower and its Subsidiaries, (c) transactions between or among the Borrower and its Consolidated Subsidiaries not involving any other Affiliate and (d) any transaction with respect to which neither the fair market value of the related property or assets, nor the consideration therefor, exceeds $5,000,000.

SECTION 5.12. Consolidations, Mergers and Sales of Assets. The Borrower will not (a) consolidate or merge with or into any other Person, (b) liquidate or dissolve or (c) sell, lease or otherwise transfer all or any substantial part of the assets of the Borrower and its Consolidated Subsidiaries, taken as a whole, to any other Person; provided that the Borrower may merge with another Person if (i) the corporation surviving the merger is the Borrower or a corporation organized under the laws of a State of the United States into which the Borrower desires to merge for the purpose of becoming incorporated in such State (in which case such corporation shall assume all of the Borrower’s obligations under this Agreement by an agreement satisfactory to the Required Lenders (and the Required Lenders shall not unreasonably withhold their consent to the form of such agreement) and shall deliver to the Administrative Agent and the Lenders such legal opinions and other documents as the Administrative Agent may reasonably request to evidence the due authorization, validity and binding effect thereof) and (ii) immediately after giving effect to such merger, no Default shall have occurred and be continuing; and provided further that the foregoing shall not be construed to prohibit any Minority Interest Disposition or any other sale, lease or other transfer of assets (including by means of dividends, share repurchases or recapitalizations) that does not involve all or any substantial part of the assets of the Borrower and its Consolidated Subsidiaries taken as a whole.

SECTION 5.13. Use of Proceeds. The Borrower will use the proceeds of the Loans for general corporate purposes (including, without limitation, repurchases of, and dividends on, its equity securities).

SECTION 5.14. Clean Down. The Borrower will cause the aggregate principal amount of outstanding Loans not to exceed $200,000,000 for a period of at least 30 consecutive days between January 15 and February 28 of each calendar year.

SECTION 5.15. Information Regarding Collateral. The Borrower will furnish to the Collateral Agent prompt written notice of any change (i) in the legal name of any Loan Party, as set forth in its organizational documents, (ii) in the jurisdiction of organization or the form of organization of any Loan Party (including as a result of any merger or consolidation), (iii) in the address set forth on the financing statement filed with respect to any Loan Party or (iv) in the organizational identification number, if any, or, with respect to any Loan Party organized under the laws of a jurisdiction that requires such information to be set forth on the face of a Uniform Commercial Code financing statement, the Federal Taxpayer Identification Number of such Loan Party.

SECTION 5.16. Collateral and Guarantee Requirement. (a) If (i) any Material Subsidiary is formed or acquired after the Restatement Effective Date or (ii) any Consolidated Subsidiary shall become a Material Subsidiary after the Restatement Effective Date, then the Borrower will promptly, but in no event later than 15 days after such formation or acquisition (in the case of clause (i)) or 15 days after any executive officer or Financial Officer of the Borrower obtains knowledge thereof (in the case of clause (ii)), notify the Administrative Agent and the Lenders thereof and cause the Collateral and Guarantee Requirement to be satisfied with respect to such Material Subsidiary; provided that the requirements of this paragraph shall not apply during a Release Period.

(b) If a Release Period commences, the Borrower agrees that if at any time thereafter (i) if both rating agencies shall then have a Credit Rating in effect, either Credit Rating is worse than Baa2 or BBB, respectively, or (ii) if only one rating agency shall then have a Credit Rating in effect, such Credit Rating is worse than Baa2 or BBB, as applicable, then the Borrower will promptly, but in no event later than five Business Days thereafter, cause the Collateral and Guarantee Requirement to be satisfied.

(c) The Borrower will, and the Borrower will cause each of the Material Subsidiaries to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements), that may be required under any applicable law, or that the Collateral Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied (except during a Release Period), all at the expense of the Borrower.

SECTION 5.17. Investments. The Borrower will not, nor will the Borrower permit any Subsidiary Loan Party to, purchase, hold or acquire (including pursuant to any consolidation or merger with any Person that was not a Loan Party prior to such consolidation or merger, it being understood that any consolidation or merger of a Subsidiary Loan Party with any Subsidiary that is not a Loan Party shall be treated as an investment in such Subsidiary if the survivor of such consolidation or merger is not a Subsidiary Loan Party) any Equity Interests in or evidences of Indebtedness or other securities of, make or permit to exist any loans or advances to, Guarantee any Indebtedness of, or make or permit to exist any other investment in, any Subsidiary that is not a Subsidiary Loan Party, except (a) those existing on February 19, 2009, (b) those made after February 19, 2009, in an aggregate amount not to exceed $100,000,000, (c) contributions by the Borrower or any Subsidiary Loan Party of Equity Interests in any Foreign Subsidiary to any other Foreign Subsidiary, (d) licenses by the Borrower or any Subsidiary Loan Party to any Consolidated Subsidiary that is not a Loan Party of intellectual property in the ordinary course of business, (e) transfers or licenses by the Borrower or any Subsidiary Loan Party to any Foreign Subsidiary of any intellectual property that is usable primarily, or for use primarily, outside of the United States, (f) accounts receivable held by a Loan Party arising out of the sale of inventory or provision of services, in each case in the ordinary course of business, to a Subsidiary that is not a Loan Party and (g) any other Investment if, at the time thereof and after giving effect thereto, the Unrestricted Basket Conditions are satisfied; provided that the requirements of this Section shall not apply during any Release Period.

SECTION 5.18. Restricted Payments. The Borrower will not, and will not permit any Consolidated Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

(a) any wholly-owned Consolidated Subsidiary may distribute any cash, property or assets to the Borrower or any other Consolidated Subsidiary that is its direct or indirect parent;

(b) any Consolidated Subsidiary may declare and pay dividends ratably with respect to its Equity Interests;

(c) the Borrower may make Restricted Payments in cash in an aggregate amount not to exceed $220,000,000 during any fiscal year; provided that, at the time of declaration (in the case of a dividend) or payment (in all other cases) and after giving effect thereto, no Event of Default has occurred and is continuing and (ii) the Borrower would be in compliance with Section 5.07 after giving effect to such Restricted Payment and any Indebtedness being incurred in connection therewith; and .

(d) the Borrower may make any additional Restricted Payment in cash if, at the time thereof and after giving effect thereto, the Unrestricted Basket Conditions are satisfied.

Notwithstanding the foregoing, this Section shall not apply at any time that (i) if both rating agencies shall then have a Credit Rating in effect, the Credit Ratings are Baa2 and BBB or better or (ii) if only one rating agency shall then have a Credit Rating in effect, such Credit Rating is Baa2 or BBB, as applicable, or better.

SECTION 5.19. Restrictive Agreements. The Borrower will not, nor will it permit any Consolidated Subsidiary that is a Domestic Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of the Borrower or any Consolidated Subsidiary that is a Domestic Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets to secure, or the ability of any Consolidated Subsidiary that is a Domestic Subsidiary to Guarantee, the Obligations (or the obligations under any credit facility that refinances or replaces this Agreement); provided that (a) the foregoing shall not apply to restrictions and conditions imposed by law or any Loan Document, (b) the foregoing shall not apply to restrictions and conditions existing on February 19, 2009 contained in any of the instruments, indentures and other agreements identified on Schedule 5.19 or any extension, renewal, supplement, amendment or other modification of any thereof or any additional such instrument, indenture or other agreement so long as, in each case, any such prohibition, restriction or condition contained therein is not more restrictive in any material respect than the prohibitions, restrictions and conditions contained in the instruments, indentures and other agreements identified on Schedule 5.19 as in effect on February 19, 2009, (c) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or any assets pending such sale, provided that such restrictions and conditions apply only to the Subsidiary or assets to be sold, (d) the foregoing provisions relating to Liens shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement (other than secured Indebtedness permitted by clause (g) of Section 5.08) if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (e) the foregoing provisions relating to Liens shall not apply to customary provisions in leases restricting the assignment thereof.

SECTION 5.20. Credit Ratings. The Borrower will use commercially reasonable efforts to maintain Credit Ratings from each of S&P and Moody’s at all times.

SECTION 5.21. Prepayment Avoidance. The Borrower will, and will cause each Consolidated Subsidiary to, either repay or prepay Loans, or make investments in assets to be used in their businesses, in each case as necessary to avoid any mandatory redemption, repurchase or prepayment referred to in the proviso to clause (c) of the definition of “Disqualified Equity Interest” or the proviso to clause (g) of Section 5.08.

ARTICLE VI

Events of Default and Remedies

SECTION 6.01. Events of Default. Any of the following shall be an “Event of Default”:

(a) the Borrower shall fail to make any payment of principal of or interest on any Loan or any obligation in respect of any LC Disbursement when due or to pay any fees or other amounts payable by it hereunder when due, and such failure remains unremedied for three Business Days after the Borrower’s actual receipt of notice of such failure from the Administrative Agent at the request of any Lender;

(b)  any statement of fact or representation made or deemed to be made by (i) the Borrower in this Agreement or by the Borrower or any of its officers in any certificate delivered pursuant to this Agreement or (ii) at such times as the Collateral and Guarantee Requirement is required to be satisfied, any Loan Party in any Loan Document or by any Loan Party or any of its respective officers in any certificate delivered pursuant to any Loan Document, shall prove to have been incorrect in any material respect when made or deemed made, and, if the consequences of such representation or statement being incorrect shall be susceptible of remedy in all material respects, such consequences shall not be remedied in all material respects within 30 days after any executive officer of the Borrower or any Financial Officer first becomes aware of or is advised that such representation or statement was incorrect in a material respect;

(c) (i) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.04 (with respect to the existence of the Borrower), 5.08, 5.10, 5.11, 5.12, 5.13, 5.17, 5.18, 5.19 or 5.21 and, if the consequences of such failure shall be susceptible of remedy in all material respects, such consequences shall not be remedied in all material respects within 20 days after any executive officer of the Borrower or any Financial Officer first becomes aware or is advised of such failure or (ii) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.06, 5.07 or 5.14;

(d) (i) the Borrower or any Consolidated Subsidiary shall fail to pay principal of or interest on any Material Indebtedness and the longer of any periods within which the Borrower or such Consolidated Subsidiary shall be allowed to cure such nonpayment shall have elapsed, or 10 days shall have passed since such failure, in either case without curing such nonpayment or (ii) any event or condition shall occur which enables the holder of any Material Indebtedness or any Person acting on such holder’s behalf to accelerate the maturity thereof, and the longer of any periods within which the Borrower or such Consolidated Subsidiary shall be allowed to cure such condition or event shall have elapsed, or 10 days shall have passed since the occurrence of such event or condition, in either case without curing such event or condition; provided no Default under this clause (d) shall be deemed to occur if (1) if at the time the relevant event or condition described in this clause (d) occurs, (A) if both rating agencies shall have a Credit Rating then in effect, the Credit Ratings are BBB and Baa2 or better, or (B) if only one rating agency shall have a Credit Rating then in effect, the Credit Rating from such rating agency is BBB or Baa2 or better, (2) the Borrower does not cease to have the Credit Ratings described in clause (1) above for reasons attributable to the relevant event or condition described in this clause (d), and (3) all Material Indebtedness that is affected by any event or condition described in this clause (d) is either (A) owed by a Consolidated Subsidiary not incorporated under the laws of any State of the United States, the District of Columbia or Canada or any province thereof, or (B) permitted under clause (a) of Section 5.10;

(e) the Borrower or any Consolidated Subsidiary shall (i) make a general assignment for the benefit of creditors, (ii) apply for or consent (by admission of material allegations of a petition or otherwise) to the appointment of a receiver, custodian, trustee or liquidator of the Borrower or any Consolidated Subsidiary or any substantial part of the properties of the Borrower or any Consolidated Subsidiary or authorize such application or consent, or proceedings seeking such appointment shall be commenced without such authorization, consent or application against the Borrower or any Consolidated Subsidiary and continue undismissed for 30 days (or if such dismissal of such unauthorized proceedings cannot reasonably be obtained within such 30-day period, the Borrower or any Consolidated Subsidiary shall fail either to proceed with due diligence to seek to obtain dismissal within such 30-day period or to obtain dismissal within 60 days), (iii) authorize or file a voluntary petition in bankruptcy, suffer an order for relief under any Federal bankruptcy law, or apply for or consent (by admission of material allegations of a petition or otherwise) to the application of any bankruptcy, reorganization, arrangement, readjustment of debt, insolvency, dissolution, liquidation or other similar law of any jurisdiction, or authorize such application or consent, or proceedings to such end shall be instituted against the Borrower or any Consolidated Subsidiary without such authorization, application or consent which are not vacated within 30-days from the date thereof (or if such vacation cannot reasonably be obtained within such 30-day period, the Borrower shall fail either to proceed with due diligence to seek to obtain vacation within such 30-day period or to obtain vacation within 60 days), (iv) permit or suffer all or any substantial part of its properties to be sequestered, attached, or subjected to a Lien (other than a Lien expressly permitted by the exceptions to Section 5.08) through any legal proceeding or distraint which is not vacated within 30-days from the date thereof (or if such vacation cannot reasonably be obtained within such 30-day period, the Borrower shall fail either to proceed with due diligence to seek to obtain vacation within such 30 day period or to obtain vacation within 60 days), (v) generally not pay its debts as such debts become due or admit in writing its inability to do so, or (vi) conceal, remove, or permit to be concealed or removed, any material part of its property, with intent to hinder, delay or defraud its creditors or any of them; provided, however, that the foregoing events will not constitute an Event of Default if such events occur with respect to any Subsidiary which is: (1) a Consolidated Subsidiary not organized under the laws of any State of the United States, the District of Columbia or Canada or any province thereof and not engaged in the retail business, if the aggregate Value of the Borrower’s and all Consolidated Subsidiaries’ investments in and advances to such Consolidated Subsidiary and all such other Consolidated Subsidiaries to which these tests are being applied within a period of 18 months ending on the date of determination, does not exceed $100,000,000, and if at the time the relevant event or condition described in this clause (e) occurs, (A) both rating agencies shall have a Credit Rating then in effect, the Credit Ratings are BBB and Baa2 or better, (B) if only one rating agency shall have a Credit Rating then in effect, the

Credit Rating from such rating agency is BBB or Baa2 or better and (C) the Borrower does not cease to have the Credit Ratings described in clause (A) or (B) above for reasons attributable to the relevant event or condition described in this clause (e); (2) a Consolidated Subsidiary (other than a Subsidiary Loan Party) organized under the laws of any State of the United States, the District of Columbia or Canada or any province thereof and not engaged in the retail business, if the aggregate Value of the Borrower’s and all Consolidated Subsidiaries’ investments in and advances to such Consolidated Subsidiary and all other such Consolidated Subsidiaries to which these tests are being applied within a period of 18 months ending on the date of determination, does not exceed $50,000,000, and if at the time the relevant event or condition described in this clause (e) occurs, (A) both rating agencies shall have a Credit Rating then in effect, the Credit Ratings are BBB and Baa2 or better, (B) if only one rating agency shall have a Credit Rating then in effect, the Credit Rating from such rating agency is BBB or Baa2 or better and (C) the Borrower does not cease to have the Credit Ratings described in clause (A) or (B) above for reasons attributable to the relevant event or condition described in this clause (e); or (3) any Consolidated Subsidiary (other than a Subsidiary Loan Party) not engaged in the retail business, if the aggregate Value of the Borrower’s and all Consolidated Subsidiaries’ investments in and advances to such Consolidated Subsidiary and all other such Consolidated Subsidiaries to which these tests are being applied within a period of 18 months ending on the date of determination, does not exceed $25,000,000;

(f) the Borrower or any ERISA Affiliate shall fail to pay when due an amount or amounts aggregating in excess of $50,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Liabilities in excess of $100,000,000 (collectively a “Material Plan”) shall be filed under Title IV of ERISA by the Borrower or any ERISA Affiliate, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against the Borrower or any ERISA Affiliate to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

(g) the Borrower shall fail to perform or observe in any material respect any other term, covenant or agreement contained in any Loan Document (including without limitation Section 5.01 of this Agreement) on its part to be performed or observed and any such failure remains unremedied for 30 days after the Borrower shall have received written notice thereof from the Administrative Agent at the request of any Lender;

(h)  a Change in Control shall occur; or

(i) one or more judgments for the payment of money in an aggregate amount in excess of $100,000,000, exclusive of amounts covered by third party insurance, shall be rendered against the Borrower, any Consolidated Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Consolidated Subsidiary to enforce any such judgment; provided that in calculating the amounts covered by third party insurance, amounts covered by third party insurance shall not include amounts for which the third party insurer has denied liability.

SECTION 6.02. Remedies. If any Event of Default shall occur and be continuing, the Administrative Agent shall (a) if requested by the Required Lenders, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (b) if requested by Lenders holding more than 50% of the aggregate unpaid principal amount of the Loans, by notice to the Borrower declare the Loans (together with accrued interest thereon and all other amounts payable by the Borrower hereunder) to be, and the Loans (together with accrued interest thereon and all other amounts payable by the Borrower hereunder) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the bankruptcy Events of Default specified in Section 6.01(e) with respect to the Borrower, without any notice to the Borrower or any other act by the Administrative Agent or the Lenders, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon and all other amounts payable by the Borrower hereunder) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

SECTION 6.03. Notice of Default. The Administrative Agent shall give notice to the Borrower under Section 6.01(a) or 6.01(g) promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.

ARTICLE VII

The Agents

Each of the Lenders and each Issuing Bank hereby irrevocably appoints each of the Administrative Agent and the Collateral Agent as its agent and authorizes such Agent to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction, each of the Lenders hereby grants to the Collateral Agent any required powers of attorney to execute and enforce any Collateral Document governed by the laws of such jurisdiction on such Lender’s behalf.

Each of the banks serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent under the Loan Documents.

The Agents shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Agents shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Agents shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the applicable Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 8.02) or, in the case of the Collateral Documents, the Required Secured Parties, and (c) except as expressly set forth in the Loan Documents, the Agents shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the banks serving as Agents or any of their respective Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 8.02) or, in the case of the Collateral Documents, the Required Secured Parties, or in the absence of its own gross negligence or willful misconduct. Each Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Borrower or a Lender, and the Agents shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the applicable Agent.

Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each of the Agents also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Each of the Agents may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent. Each of the Agents and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent.

Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, either Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Borrower. Upon any such resignation, the Required Lenders (or, in the case of the Collateral Agent, the Required Secured Parties) shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders (or, in the case of the Collateral Agent, the Required Secured Parties) and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as an Agent by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After such Agent’s resignation hereunder, the provisions of this Article and Section 8.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as an Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon any Loan Document, any related agreement or any document furnished hereunder or thereunder. The Joint Lead Arrangers and Joint Bookrunners, the Co-Syndication Agents and the Co-Documentation Agents (each as identified on the cover page of this Agreement), in their capacities as such, shall have no rights, powers, duties, liabilities, fiduciary relationships or obligations under any Loan Document or any of the other documents related hereto.

Each of the Lenders hereby (a) agrees to be bound by the provisions of the Collateral Documents, including those terms thereof applicable to the Collateral Agent and the provisions thereof authorizing the Required Secured Parties to approve amendments or modifications thereto or waivers thereof, and to control remedies thereunder, and (b) irrevocably authorizes the Collateral Agent to release any Lien on any Collateral in accordance with the Collateral Documents.

Each of the Lenders hereby (a) authorizes and instructs the Collateral Agent to enter into an Intercreditor Agreement if Indebtedness is incurred that is secured by Liens contemplated by clause (g) of Section 5.08 and (b) agrees that it will be bound by and will take no actions contrary to the provisions of such Intercreditor Agreement.

ARTICLE VIII

Miscellaneous

SECTION 8.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to the last paragraph of this section), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a) if to the Borrower, to it at Three Limited Parkway, P.O. Box 16000, Columbus, Ohio 43216, Attention of Treasurer (Telecopy No. (614) 415-8098) with copy to General Counsel (Telecopy No. (614) 415-7188);

(b) if to either Agent, to JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 1111 Fannin Street, Floor 10, Houston, Texas 77002-6925, Attention of Maria Saez, Loan & Agency Services (Telecopy No. 713-750-2956 and emailed, if applicable, to covenant.compliance@jpmorgan.com), with a copy to JPMorgan Chase Bank, N.A., 383 Madison Avenue, 24th Floor, New York, New York 10179, Attention of Lauren Baker (Telecopy No. 212-270-6637);

(c) if to an Issuing Bank, as applicable, to it at (i) JPMorgan Chase Bank, N.A., Attention of Mary McCormack (Telecopy No. (212) 552-5650), (ii) Citibank, N.A., Attention of LC Team (Telecopy No. (212) 994-0847) or (iii) to it at its address (or telecopy number) specified in writing to the Borrower and the Administrative Agent in accordance with this Section 8.01; and

(d) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. Either Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

SECTION 8.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, any Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable by the Borrower hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable by the Borrower hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, or (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any Issuing Bank hereunder without the prior written consent of the Administrative Agent or any Issuing Bank, as the case may be. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by the Borrower, the Required Lenders and the Administrative Agent (and, if their rights or obligations are affected thereby, any Issuing Bank) if (i) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.

SECTION 8.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Agents and their respective Affiliates, including the reasonable fees, charges and disbursements of a single counsel for the Agents, as applicable, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by either Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for either Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents.

(b) The Borrower shall indemnify each Agent, any Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto, which may be incurred by any Indemnitee, relating to or arising out of any actual or proposed use of proceeds of Loans hereunder for the purpose of acquiring equity securities of any Person or any exercise of remedies under the Loan Documents; provided that no Indemnitee shall have the right to be indemnified hereunder (i) with respect to the acquisition of equity securities of a wholly-owned Subsidiary, or of a Person who prior to such acquisition did not conduct any business or (ii) for its own gross negligence or willful misconduct.

(c) To the extent that the Borrower fails to pay any amount required to be paid by it to either Agent or any Issuing Bank under paragraph (a) or (b) of this Section, (i) each Lender, in the case of this Agreement, severally agrees to pay to the Administrative Agent or Issuing Bank, as the case may be, such Lender’s ratable share (determined in accordance with such Lender’s share of the total Commitments or, if the Commitments have terminated, the total Revolving Credit Exposures, in each case as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount and (ii) each Secured Party, in the case of the Collateral Agreement, severally agrees to pay to the Collateral Agent such Secured Party’s ratable share (determined in accordance with such Secured Party’s share of the Obligations) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent or Issuing Bank in its capacity as such.

(d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, the Loan Documents or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that the foregoing waiver shall not apply to special, indirect or consequential damages (but shall apply to punitive damages) attributable to the failure of a Lender to fund Loans, when required to do so hereunder, promptly after the receipt of notice of such failure.

(e) All amounts due under this Section shall be payable promptly after written demand therefor.

SECTION 8.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) other than pursuant to a merger permitted under Section 5.12, the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, any Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A) the Borrower; provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;

(B)  the Administrative Agent; and

(C)  each Issuing Bank.

(ii)  Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 unless each of the Borrower and the Administrative

Agent otherwise consents; provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement in respect of the applicable Class; provided that this clause shall not apply to rights in respect of outstanding Competitive Loans;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

For purposes of this Section 8.04(b), the term “Approved Fund” has the following meaning:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by a Lender, an Affiliate of a Lender or an entity or an Affiliate of an entity that administers or manages a Lender.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 8.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 8.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative

Agent, any Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) (i) Any Lender may, without the consent of the Borrower, the Administrative Agent or any Issuing Bank, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, any Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (i), (ii), (iii) or (iv) of the first proviso to Section 8.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(c) as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.16(f) as though it were a Lender.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 8.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to any Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 8.03 and Article VII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 8.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent and the initial Lenders constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective as provided in the Restatement Agreement.

SECTION 8.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 8.08. Right of Setoff. If any Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any and all the obligations then due of the Borrower now or hereafter existing under this Agreement held by such Lender. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 8.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees, to the fullest extent permitted under applicable law, that all claims in respect of any such action or proceeding may be heard and determined in such New York State or Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Loan Document shall affect any right that either Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to any Loan Document against the Borrower or its properties in the courts of any jurisdiction.

(c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.01. Nothing in any Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 8.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED

THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 8.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 8.12. Confidentiality. Each of the Agents, any Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under any Loan Document or any suit, action or proceeding relating to any Loan Document or the enforcement of rights thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to either Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to either Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 8.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 8.14. Collateral. Each of the Lenders represents to the Agents and each of the other Lenders that it in good faith is not relying upon any “margin stock” (as defined in Regulation U of the Board) as collateral in the extension or maintenance of the credit provided for in this Agreement. In addition, the Borrower will not use or permit any proceeds of the Loans to be used in any manner which would violate or cause any Lender to be in violation of Regulation U of the Board.

SECTION 8.15. USA Patriot Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.

SCHEDULE 3.05
Disclosed Matters

The litigation referred to in Borrower's Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2009.

SCHEDULE 3.06

Consolidated Domestic Subsidiaries

	Subsidiary Name	Jurisdiction of Organization	Material Subsidiary as of the Restatement Effective Date (Yes/No)
1.	Bath & Body Works Brand Management, Inc.	Delaware	Yes
2.	Bath & Body Works, LLC	Delaware	Yes
3.	beautyAvenues, Inc.	Delaware	Yes
4.	Intimate Brands, Inc.	Delaware	Yes
5.	Limited Brands Direct Fulfillment, Inc.	Delaware	Yes
6.	Limited Service Corporation	Delaware	Yes
7.	Limited Store Planning, Inc.	Delaware	Yes
8.	Mast Industries, Inc.	Delaware	Yes
9.	Victoria's Secret Direct Brand Management, LLC	Delaware	Yes
10.	Victoria's Secret Stores Brand Management, Inc.	Delaware	Yes
11.	Victoria's Secret Stores, LLC	Delaware	Yes
12.	Abco, LLC	Delaware	No
13.	American Licensing Group Limited Partnership	Delaware	No
14.	Aura Science, LLC	Delaware	No
15.	Bath & Body Works Direct, Inc.	Delaware	No
16.	Bath & Body Works GC, LLC	Ohio	No
17.	Beachline, LLC	Delaware	No
18.	Bendelco, Inc.	Delaware	No
19.	Bigelow Merchandising, LLC	Delaware	No
20.	Boston Enterprises, LLC	Delaware	No
21.	Brymark, Inc.	Delaware	No
22.	Directional Visions, LLC	Delaware	No
23.	Distribution Land Corp.	Delaware	No
24.	Eastern Key Properties, LLC	Delaware	No
25.	El Strategies, LLC	Delaware	No
26.	EXP Investments, Inc.	Delaware	No
27.	Far West Factoring, LLC	Nevada	No
28.	Freehold Properties, LLC	Delaware	No
29.	Hayes Productions, LLC	Delaware	No
30.	Henri Bendel, Inc.	Delaware	No
31.	Independent Production Services, Inc.	Delaware	No
32.	Intermark Development Group, Inc.	Delaware	No
33.	Intimissimi GC, LLC	Ohio	No
34.	L.B.I. Holdings, Inc.	Nevada	No
35.	Limco, Inc.	Delaware	No
36.	Limcourt, Inc.	Delaware	No
37.	Limhil, Inc.	Delaware	No
38.	Limited (Overseas), Inc.	Delaware	No
39.	Limited Assets, Inc.	Delaware	No
40.	Limited Brand and Creative Services, Inc.	Delaware	No
41.	Limited Brands Direct Holding, Inc.	Delaware	No

SCHEDULE 3.06

	Subsidiary Name	Jurisdiction of Organization	Material Subsidiary as of the Restatement Effective Date (Yes/No)
42.	Limited Brands Direct Marketing, Inc.	Delaware	No
43.	Limited Brands Direct Media Production, Inc.	Delaware	No
44.	Limited Brands Sourcing, Inc.	Delaware	No
45.	Limited Brands Store Operations, Inc.	Delaware	No
46.	Limited Brands, Inc.	Delaware	No
47.	Limited Customs Services, Inc.	Delaware	No
48.	Limited Direct, Inc.	Delaware	No
49.	Limited Factoring Inc.	Nevada	No
50.	Limited Logistics Services, Inc.	Delaware	No
51.	Limited Marketing Corp.	Delaware	No
52.	Limited Marketing Services, Inc.	Delaware	No
53.	Limited Merchandising, Inc.	Delaware	No
54.	Limited New York, Inc.	Delaware	No
55.	Limited Overseas Finance, LLC	Delaware	No
56.	Limited Service Corporation II	Delaware	No
57.	Limited Specialties, Inc.	Delaware	No
58.	Limited Technology Services, Inc.	Delaware	No
59.	Limres, Inc.	Delaware	No
60.	Limsoc, Inc.	Delaware	No
61.	Limtown, Inc.	Delaware	No
62.	Lone Mountain Factoring, LLC	Nevada	No
63.	MA Holdings, Inc.	Nevada	No
64.	Mast Industries (Delaware), Inc.	Delaware	No
65.	Mast Industries Sourcing, Inc.	Delaware	No
66.	Midwest Visions, LLC	Delaware	No
67.	MORSO Holding Co.	Delaware	No
68.	Nevada Fusion, Inc.	Nevada	No
69.	New Vision (U.S.), Inc.	Delaware	No
70.	Niacorp Commercial, Inc.	Nevada	No
71.	Niacorp Development, Inc.	Nevada	No
72.	North Port Enterprises, LLC	Delaware	No
73.	Oldco, Inc.	Delaware	No
74.	Overseas Holdings, Inc.	Delaware	No
75.	PENHAL Investments, Inc.	Delaware	No
76.	Retail Transportation Company	Delaware	No
77.	REYNO Holding Co.	Delaware	No
78.	Slatkin & Co., Inc.	New York	No
79.	Southern Key Properties, LLC	Delaware	No
80.	Victoria's Secret Beauty Company	Delaware	No
81.	Victoria's Secret Direct GC, LLC	Ohio	No
82.	Victoria's Secret Direct New York, LLC	Delaware	No
83.	Victoria's Secret Stores GC, LLC	Ohio	No

SCHEDULE 5.08
Existing Liens

NONE.

SCHEDULE 5.19

Restrictive Agreements

1.	Indenture dated as of March 15, 1988 between the Borrower and The Bank of New York, as Trustee (the “1988 Indenture ”)

2.
First Supplemental Indenture to the 1988 Indenture dated as of May 31, 2005 among the Borrower, The Bank of New York, as Resigning Trustee and The Bank of New York Trust Company, N.A., as Successor Trustee

3.	Second Supplemental Indenture to 1988 Indenture dated as of July 17, 2007 between the Borrower and The Bank of New York Trust Company, N.A., as Trustee

4.	Indenture dated as of February 19, 2003 between the Borrower and The Bank of New York, as Trustee

EXHIBIT A
TO THE AMENDED AND RESTATED
FIVE-YEAR REVOLVING CREDIT AGREEMENT

[FORM OF]

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).
Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [Identify Lender]][1]

3.	Borrower: Limited Brands, Inc.

1	Select as applicable.

4. Administrative Agent: JPMorgan Chase Bank, N.A., as the Administrative Agent under the Credit Agreement

5.
Credit Agreement: The Amended and Restated Five-Year Revolving Credit Agreement dated as of March 8, 2010, among Limited Brands, Inc., the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents parties thereto.

6.	Assigned Interest:

Class of Commitment/Loans	Aggregate Amount of Commitment/Loans for all Lenders of the applicable Class	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans of the applicable Class [2]
	$	$	%

Effective Date:                                                   , 20     [TO BE INSERTED BY ADMINISTRATIVE
AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR].

2 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders of the applicable Class thereunder.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR],

by
Title:

ASSIGNEE [NAME OF ASSIGNEE],

by
Title:

Consented to and Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent,

by
Title:

Consented to:

LIMITED BRANDS, INC.,

by
Title:

ANNEX 1

LIMITED BRANDS, INC.
AMENDED AND RESTATED FIVE-YEAR REVOLVING CREDIT AGREEMENT

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION

1.  Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other agreement, instrument or document related thereto (each, a “Loan Document”), (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender and (v) if it is a Foreign Lender, attached to this Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

New York Menlo Park Washington DC London Paris	Madrid Tokyo Beijing Hong Kong

Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017	212-450-4000 tel 212-701-5800 fax name@davispolk.com

March 8, 2010

To the Lenders and the Administrative Agent
c/o JPMorgan Chase Bank, N.A.,
as Administrative Agent
383 Madison Avenue, 24th Floor
New York, NY 10179

Ladies and Gentlemen:

We have acted as special New York counsel for Limited Brands, Inc., a Delaware corporation (the “Company”), in connection with the Amendment and Restatement Agreement dated as of the date hereof (the “Amendment and Restatement”) in respect of the Amended and Restated Five-Year Revolving Credit Agreement (the “Existing Revolving Credit Agreement” and, as amended and restated pursuant to the Amendment and Restatement, the “Amended and Restated Revolving Credit Agreement”) dated as of February 19, 2009 among the Company, the lenders party thereto on the date hereof (the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) and Collateral Agent (in such capacity, the “Collateral Agent”).  Terms defined in the Amended and Restated Revolving Credit Agreement and not otherwise defined herein are used herein as therein defined.

We have reviewed an executed copy of the Amendment and Restatement.  We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that:

1.           The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

2.           The execution, delivery and performance by the Company of the Amendment and Restatement, and the performance by the Company of the Amended and Restated Revolving Credit Agreement, are within its corporate powers, and have been duly authorized by all necessary corporate action.  The Company has duly executed and delivered the Amendment and Restatement.

3.           The execution, delivery and performance by the Company of the Amendment and Restatement, and the performance by the Company of the Amended and Restated Revolving Credit

The Administrative Agent	2	March 8, 2010

Agreement, (i) require no action by or in respect of, or filing with, any governmental body, agency or official under (a) United States federal or New York State law or (b) the Delaware General Corporation Law (the “DGCL”) (other than filings and recordings to perfect security interests and liens granted under the Collateral Agreement), (ii) do not contravene, or constitute a default under, any provision of (a) applicable United States federal or New York State law or regulation or the DGCL, in each case that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Amendment and Restatement and the Amended and Restated Revolving Credit Agreement, (b) the Company’s certificate of incorporation or by-laws or (c) any agreement or instrument listed in Schedule I hereto (the “Specified Agreements”) and (iii) do not result in or require the creation or imposition of any Lien on any asset of the Company under any Specified Agreement.

4.           Each of the Amendment and Restatement and the Amended and Restated Revolving Credit Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

5.           The Company is not required to register as an “investment company” under the Investment Company Act of 1940, as amended.

The foregoing opinions are subject to the following assumptions and qualifications:

(i)           Our opinion in paragraph 4 above is subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

(ii)           We express no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provisions of applicable law on the conclusions expressed above.

(iii)           Except as expressly set forth in paragraph 5 above, we express no opinion as to United States federal or state securities laws.

(iv)           We express no opinion as to the creation, attachment, perfection, effect of perfection or priority of any security interest or lien.

(v)           As to various provisions in the Amendment and Restatement or the Amended and Restated Revolving Credit Agreement that grant the Administrative Agent, the Collateral Agent or the Lenders certain rights to make determinations or take actions in their discretion, we assume that such discretion will be exercised in good faith and in a commercially reasonable manner.

(vi)           We express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Lender is located that may limit the rate of interest that such Lender may charge or collect.

(vii)           We have assumed that (a) the Company was validly existing and in good standing at the time of its execution and delivery of the Restatement Agreement (as defined in the Existing Revolving Credit Agreement) (the “Existing Restatement Agreement”), (b) at the time of the execution and delivery of the Existing Restatement Agreement, the execution and delivery by the Company of the Existing Restatement Agreement and the performance by the Company of the Existing Revolving Credit Agreement were within its corporate powers and had been duly authorized by all necessary corporate action and did not contravene its certificate of incorporation or bylaws, (c) the Existing Restatement Agreement was executed and delivered by the Company and (d) the execution, delivery and performance by the Company of the Existing Restatement Agreement, and the performance by the Company of the Existing Revolving Credit Agreement, did not contravene, or

The Administrative Agent	3	March 8, 2010

constitute a default under, any law, rule or regulation or any order, injunction, decree, agreement, contract or instrument to which it was a party or by which it is bound.

The foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and, with respect to paragraphs 1 and 2 and clauses (i)(b), (ii)(a) and (ii)(b) of paragraph 3 above only, the DGCL.

This opinion is rendered solely to you in connection with the above matter.  This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.

Very truly yours,

Schedule I

Specified Agreements

1.	Indenture dated as of March 15, 1988 between the Company and The Bank of New York, as Trustee (the “1988 Indenture”).

2.
First Supplemental Indenture to the 1988 Indenture dated as of May 31, 2005 among the Company, The Bank of New York, as Resigning Trustee, and The Bank of New York Trust Company, N.A., as Successor Trustee.

3.	Second Supplemental Indenture to the 1988 Indenture dated as of July 17, 2007 between the Company and The Bank of New York Trust Company, N.A., as Trustee.

4.	Indenture dated as of February 19, 2003 between the Company and The Bank of New York, as Trustee.

5.	Indenture dated as of June 19, 2009 between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee